UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
DEF 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CMS ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CMS ENERGY CONSUMERS ENERGY
2026 COMBINED PROXY STATEMENT

CMS ENERGY WORLD CLASS PERFORMANCE

DELIVERING

HOMETOWN SERVICE

CMS ENERGY CORPORATION
CONSUMERS ENERGY COMPANY
NOTICE OF VIRTUAL ANNUAL MEETINGS OF SHAREHOLDERS
To Shareholders of CMS Energy Corporation and Consumers Energy Company:
The CMS Energy Corporation (“CMS”) Virtual Annual Meeting of Shareholders and the Consumers Energy Company (“Consumers”) Virtual Annual Meeting of Shareholders (collectively “Annual Meeting”) will be held concurrently on Friday, May 8, 2026, at 9:45 a.m., Eastern Time. There will be no physical location for shareholders to attend. Shareholders may participate online by logging in at virtualshareholdermeeting.com/CMS2026 for CMS shareholders and at virtualshareholdermeeting.com/CMSPB2026 for Consumers shareholders.
ITEMS OF BUSINESS:

For Both CMS and Consumers Shareholders:	Board of Directors Recommendation
Elect the 11 Director Nominees, Named in the Accompanying Proxy Statement, to the Board of Directors	FOR EACH
Approve, on an Advisory Basis, Executive Compensation	FOR
Ratify the Appointment of Independent Registered Public Accounting Firm	FOR
Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement
For CMS Shareholders only:	Board of Directors Recommendation
Approve an Amendment to the CMS Restated Articles of Incorporation Increasing the Number of Authorized Shares of CMS Common Stock from 350 Million Shares to 700 Million Shares	FOR
Approve an Amendment to the CMS Restated Articles of Incorporation to Allow Shareholders to Call a Special Meeting	FOR
Vote on a Shareholder Proposal: Shareholder Right to Act by Written Consent, if Properly Presented	AGAINST
All shareholders of record at the close of business on March 10, 2026, are entitled to receive notice of and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can vote prior to the meeting by Internet, telephone, proxy card or voting instruction form. We encourage you to exercise your right to vote. All shares of Consumers common stock held by CMS (99.6% of the voting shares of Consumers) will be voted for the proposed Director nominees, thus assuring their election as Directors of Consumers, as well as in accordance with other recommendations of the Consumers' Board of Directors.
This year's Annual Meeting will be a virtual meeting. A virtual meeting enables increased shareholder attendance and participation, improves efficiency and reduces costs. By visiting proxyvote.com, you will be able to submit your questions prior to the Annual Meeting. You may attend the Annual Meeting, submit questions and electronically vote your shares at the Annual Meeting from any location around the world with internet connectivity.
By Order of the Boards of Directors,
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer
CMS Energy Corporation
Consumers Energy Company
March 26, 2026

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on May 8, 2026.
This Proxy Statement and Annual Report to Shareholders are available at
materials.proxyvote.com/125896 for CMS and
materials.proxyvote.com/210518 for Consumers.

Proxy Statement

TABLE OF CONTENTS		PAGE
Proxy Statement Summary		1
Proxy Statement		3
Our Purpose		3
Proposal 1: Elect the Director Nominees, Named in this Proxy Statement, to the Board of Directors		4
Corporate Governance		11
11	Governance Guidelines and Materials
11	Board of Directors
11	Board Leadership Structure
11	Risk Oversight
11	Cybersecurity Oversight
12	Political Contribution Oversight
12	Public Responsibility and Sustainability Oversight
13	Shareholder Engagement
13	Board Communication Process
14	Identification of Director Candidates
14	Director Candidate Qualifications
14	Board Refreshment
15	Director Independence
15	Director Service on Other Public Company Boards
15	CMS Majority Voting Standard
15	Director Education
15	Board, Committee and Director Evaluations
17	Board and Committee Information
19	Codes of Ethics
19	Compensation Risk
19	No Illegal Insider Trading, Pledging or Hedging
19	Related Party Transactions
20	Management Succession Planning
20	Directors' Compensation
Beneficial Ownership		22
Compensation Discussion and Analysis		24
24	Executive Summary
25	Objectives of Our Executive Compensation Program
29	The Elements of Our Executive Compensation Program

PROXY STATEMENT SUMMARY

Meeting Information:	Record Date: March 10, 2026
May 8, 2026 • 9:45 a.m. ET
Virtual Meeting at	Proxy Materials Released: March 26, 2026
virtualshareholdermeeting.com/CMS2026
virtualshareholdermeeting.com/CMSPB2026
The terms “Corporation,” “we,” “our,” “us” and other representations as used in this proxy statement (the “Proxy Statement”) generally refer to both CMS Energy Corporation (“CMS”) and its principal subsidiary, Consumers Energy Company (“Consumers”).
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. We encourage you to read this entire Proxy Statement carefully before voting.

Proposals	CMS Shareholders	Consumers Shareholders	Board Recommendation	Page Reference
Elect the 11 Director Nominees, Named in this Proxy Statement, to the Board of Directors	X	X	FOR EACH	4
Approve, on an Advisory Basis, Executive Compensation	X	X	FOR	57
Ratify the Appointment of Independent Registered Public Accounting Firm	X	X	FOR	61
Approve an Amendment to the CMS Restated Articles of Incorporation Increasing the Number of Authorized Shares of CMS Common Stock from 350 Million Shares to 700 Million Shares	X		FOR	62
Approve an Amendment to the CMS Restated Articles of Incorporation to Allow Shareholders to Call a Special Meeting	X		FOR	63
Vote on a Shareholder Proposal: Shareholder Right to Act by Written Consent, if Properly Presented	X		AGAINST	64
How to Vote

Online:	You can vote your shares online by following the instructions on your proxy card, voting instruction form or Notice of Availability of Proxy Materials (“Notice of Availability”).

Telephone:	You can vote your shares by telephone by requesting a printed copy of the Proxy Materials and following the instructions on your proxy card or voting instruction form.

Mail:	You can vote your shares by mail by requesting a printed copy of the Proxy Materials and signing, dating and mailing in the proxy card or voting instruction form.

Attend:	You can vote your shares electronically by attending and voting at the virtual Annual Meeting.

CMS ENERGY 2026 PROXY STATEMENT	1

Nominees
Name	Age	Director Since	Independent	Committee Memberships
				Audit	Compensation and Human Resources	Finance	Governance, Sustainability and Public Responsibility	Executive
Deborah H. Butler	71	2015	Yes		X		X
Ralph Izzo	68	2023	Yes	X		X
Richard P. Keyes*	56	2026	Yes	X			X
Diane Leopold*	59	2026	Yes		X	X
Garrick J. Rochow	51	2020	No
John G. Russell, Chairman	68	2010	Yes					Chair
Suzanne F. Shank	64	2019	Yes	X		Chair		X
Myrna M. Soto	57	2015	Yes	X			Chair	X
John G. Sznewajs	58	2015	Yes	Chair		X		X
Ronald J. Tanski	73	2019	Yes		Chair	X		X
Laura H. Wright	66	2013	Yes		X		X	X
*Directors Keyes and Leopold were appointed to the Board in February 2026.

Age

<60 years
61 - 65 years
66 - 70 years
>70 years
2
5
Average
63 years
3
1

Tenure

<3 years
4 - 7 years
8 - 11 years
>12 years
2
3
3
3
Average
8 years

CMS ENERGY 2026 PROXY STATEMENT	2

PROXY STATEMENT
While CMS and Consumers are established, operated and regulated as separate legal entities, CMS and Consumers have the same individuals serving as members on each Board of Directors and each Board Committee and have adopted coordinated Director and executive compensation arrangements and plans as well as auditing relationships. Although in certain contexts in this Proxy Statement the terms “we” and “our” refer to each of CMS and Consumers and satisfy their respective disclosure obligations, this Combined Proxy Statement is separately filed by CMS and Consumers. Information in this Combined Proxy Statement relating to each individual registrant is filed by such registrant on its own behalf. Unless specifically noted, singular references to “Board,” “Committee,” “Corporation” and “Annual Meeting” refer to both CMS and Consumers.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
OUR PURPOSE
Our purpose is to provide safe, reliable, affordable, clean, and equitable energy in service of our customers. In support of this purpose, we couple digital transformation with the “CE Way,” a lean operating model designed to improve safety, quality, cost, delivery, and employee morale.
We measure our progress toward our purpose by considering our impact on the “triple bottom line” of people, planet, and prosperity; this consideration takes into account not only the economic value that we create for customers and investors, but also our responsibility to social and environmental goals. The triple bottom line balances the interests of employees, customers, suppliers, regulators, creditors, Michigan’s residents, the investment community, and other stakeholders, and it reflects the broader societal impacts of our activities. See our sustainability website for more information at cmsenergy.com/sustainability/default.aspx.

Impact on "Triple Bottom Line" Highlights
•100% Clean Energy Goal - Consumers electric business by 2040
•Net Zero Methane Emissions Goal from Consumers natural gas delivery system by 2030
•Sustainability Report
•Biodiversity Report
•Employees paid fairly and competitively
•Safety Policy
•Business Employee Resource Groups
•91% of our Directors are Independent - 100% on Audit, Compensation, Finance and Governance Committees
•Annual election of all Directors
•Simple majority voting provisions
•Majority voting standard for uncontested Director elections
•Annual Advisory Say-on-Pay Vote
•Policy prohibiting Directors and Officers from pledging or hedging our stock
•Proxy access bylaws
•Annual Board and Committee self-evaluations
•Individual Director peer evaluations
•Chairman of Board is independent and separate from the CEO

CMS ENERGY 2026 PROXY STATEMENT	3

PROPOSAL 1:
ELECT THE DIRECTOR NOMINEES, NAMED IN THIS PROXY STATEMENT, TO THE BOARD OF DIRECTORS
There are 11 nominees for election as Directors of CMS and Consumers, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board believes that the nominees will be available to serve, but in the event any nominee is unable to do so, the proxies will be voted for a substitute nominee designated by the Board or the number of Directors constituting the full Board will be reduced accordingly.
All of the nominees are currently serving as Directors. All 11 nominees have accepted their nomination and agree to serve if elected. Richard Keyes and Diane Leopold were appointed to the Board in February 2026, and are standing for election for the first time at the 2026 Annual Meeting.
The following table highlights the key experience, skills and qualifications for each nominee. The skills and qualifications that are marked below are reviewed by the Governance, Sustainability and Public Responsibility Committee (“Governance Committee”) and the Board when making nomination decisions and reviewing Board succession planning. The fact that a particular skill or qualification is not designated does not mean nominees do not also possess the specific experience or qualification. The table below illustrates how the Board is well-positioned to provide direction and oversight with respect to our overall performance, strategic direction and significant corporate policies.

Key Experience	Butler	Izzo	Keyes	Leopold	Rochow	Russell	Shank	Soto	Sznewajs	Tanski	Wright
Executive Leadership	X	X	X	X	X	X	X	X	X	X	X
Finance and Accounting	X	X	X		X	X	X	X	X	X	X
Security - Cyber and Physical	X	X						X	X
Strategic Planning and Governance			X	X			X	X	X		X
Sustainability, Environmental and Climate		X		X	X	X					X
Risk Management				X			X	X		X	X
Customer Experience	X		X		X		X				X
Regulated Public Utility		X		X	X	X				X
Regulatory/Governmental Affairs		X		X		X				X
Human Resources						X	X		X	X
Lean/Supply Chain	X		X		X				X
Digital	X		X					X
Demographics and Board Tenure
Board Tenure (as of Annual Meeting)	11	3	0	0	5	16	7	11	10	6	13
Age (as of March 10, 2026)	71	68	56	59	51	68	64	57	58	73	66
The name, age and business experience of each nominee, as of March 10, 2026, follows, as well as a description of the specific experience, qualifications and core competencies of each nominee that led to the Board's conclusion that such nominee should serve as Director.

CMS ENERGY 2026 PROXY STATEMENT	4

Deborah H. Butler Retired, Norfolk Southern Corporation, Executive Vice President of Planning and Chief Information Officer 2007 - 2015

SKILLS AND QUALIFICATIONS

Butler’s qualifications for service on the Board include her extensive experience in operations, leadership, customer service, sustainability and environment, safety, regulatory environment, strategic planning and information technology derived from her varying roles at Norfolk Southern.

AGE: 71
DIRECTOR SINCE: 2015
INDEPENDENT

PRINCIPAL OCCUPATION
2007 - 2015 Norfolk Southern Corporation, a rail transportation company, Executive Vice President of Planning and Chief Information Officer

PUBLIC BOARDS (within last 5 years)
None

OTHER EXPERIENCE
Norfolk Southern Corporation, prior Vice President customer services
Patriot Rail Company LLC, Chairman
Ports America, Independent Board Member

Ralph Izzo Retired, Chairman, President and CEO of Public Service Enterprise Group Incorporated 2007 - 2022

SKILLS AND QUALIFICATIONS

Izzo is qualified to serve on the Board based on the knowledge and experience acquired throughout his more than 30 years in the electric and gas business. He serves on various boards and committees related to electric and gas services.

AGE: 68
DIRECTOR SINCE: 2023
INDEPENDENT

PRINCIPAL OCCUPATION
2022 – 2022 Public Service Enterprise Group Incorporated, a diversified energy company, Executive Chair
2007 – 2022 Public Service Enterprise Group Incorporated, Chairman, President/CEO

PUBLIC BOARDS (within last 5 years)
2022 – present Ovintiv Inc.
2020 – present The Bank of New York Mellon Corporation
2007 – 2022 Public Service Enterprise Group Incorporated, Chairman

OTHER EXPERIENCE
Argonne National Lab, Board
TerraPower, Board
U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee
Liberty Science Center, Board of Trustees
New Jersey Performing Arts Center, Board and Executive Committee
Hackensack Meridian Health Network, Board of Trustees
Columbia University Engineering School Industry, Advisory Board
Princeton University, Andlinger Center for Energy and the Environment Advisory Council

CMS ENERGY 2026 PROXY STATEMENT	5

Richard Keyes Meijer, Inc., President and CEO

SKILLS AND QUALIFICATIONS

Keyes brings more than 35 years of broad operational, strategic, and leadership experience to the Board. His background includes extensive work in supply chain management and digital transformation.

AGE: 56
DIRECTOR SINCE: 2026
INDEPENDENT

PRINCIPAL OCCUPATION
2017 - present Meijer, Inc., a regional supercenter, President and Chief Executive Officer

PUBLIC BOARDS (within last 5 years)
None

OTHER EXPERIENCE
Business Leaders for Michigan, Board
The Right Place, Vice Chair
Ohio Northern University, Board Chair
The Federal Reserve Bank of Chicago-Detroit Branch, Board Chair
National Association of Chain Drug Stores, Board
Retail Leaders Association, Vice Chair
FMI Foundation, Board

Diane Leopold Retired, Dominion Energy, Inc., Executive Vice President and COO 2020-2025	SKILLS AND QUALIFICATIONS Leopold brings to the Board more than three decades of utility experience. The Board benefits from her prior leadership roles at Dominion Energy, Inc.

AGE: 59
DIRECTOR SINCE: 2026
INDEPENDENT

PRINCIPAL OCCUPATION
2020 - 2025 Dominion Energy, Inc., a regulated public utility, Executive Vice President and Chief Operating Officer

PUBLIC BOARDS (within last 5 years)
2025 - present nVent Electric plc
2018 - present Markel Group Inc

OTHER EXPERIENCE
Dominion Energy, Inc., prior Executive Vice President and other leadership roles
World Pediatrics, Board
The Atlantic Council, Board
Dominion Energy Midstream Partners LP, former Director
Nuclear Electric Insurance Limited, former Director

CMS ENERGY 2026 PROXY STATEMENT	6

Garrick J. Rochow CMS and Consumers, President and CEO

SKILLS AND QUALIFICATIONS

Rochow is qualified to serve on the Board based on his more than 25 years of experience and knowledge gained in the utility industry. He has extensive utility knowledge, including more than 20 years with CMS and Consumers. The Board also benefits from Rochow’s prior leadership roles within the Corporation.

AGE: 51
DIRECTOR SINCE: 2020

PRINCIPAL OCCUPATION
2020 – present CMS and Consumers, President and CEO

PUBLIC BOARDS (within last 5 years)
2024 – present Hubbell Incorporated

OTHER EXPERIENCE
CMS and Consumers, prior Executive Vice President and other leadership roles
Edison Electric Institute, Board
Business Leaders for Michigan, Board and Executive Committee
The Right Place, Board
Priority Health, Board
New Community Transformation Fund, Board
West Michigan Policy Forum, Board

John G. Russell Retired, CMS and Consumers President and CEO 2010 – 2016

SKILLS AND QUALIFICATIONS

Russell is qualified to serve on the Board based on the knowledge and experience acquired throughout his more than 30 years with Consumers. He has in-depth knowledge of all aspects of the utility. His vast experience within the regulated utility industry, hands-on experience and the leadership positions he has held have provided him with a perspective from which the Board greatly benefits.

AGE: 68
DIRECTOR SINCE: 2010
CHAIRMAN SINCE: 2016
INDEPENDENT

PRINCIPAL OCCUPATION
2010-2016 CMS and Consumers President and CEO

PUBLIC BOARDS (within last 5 years)
2011 – 2024 Hubbell Incorporated

OTHER EXPERIENCE
Consumers, prior President and Chief Operating Officer
Consumers, prior Executive Vice President and Chief Executive Officer - Electric
Grand Valley University Foundation, Director
The Russell Family Foundation, Chairman
Grand Valley State University, former Director

CMS ENERGY 2026 PROXY STATEMENT	7

Suzanne F. Shank Siebert Williams Shank & Co., LLC, CEO and Co-Founder

SKILLS AND QUALIFICATIONS

Shank brings over 30 years of experience in the financial services industry, including extensive experience developing strategies for new business growth nationally and managing financial, operational and regulatory matters.

AGE: 64
DIRECTOR SINCE: 2019
INDEPENDENT

PRINCIPAL OCCUPATION
1996 - present Siebert Williams Shank & Co., LLC, an investment banking and financial services company, CEO and Co-Founder

PUBLIC BOARDS (within last 5 years)
2020 – present Rocket Companies,
2021 – present White Mountains Insurance Group, Ltd
2017 – 2021 American Virtual Cloud Technologies, Inc.

OTHER EXPERIENCE
Siebert Williams Shank & Co., LLC, former President
Skillman Foundation, Board of Trustees
Detroit Regional Chamber, Executive Committee
Spelman College, Board of Trustees
Kresge Foundation, Board of Trustees
International Women’s Forum

Myrna M. Soto Apogee Executive Advisors, CEO

SKILLS AND QUALIFICATIONS

The Board benefits from Soto’s vast experience, including her current role as CEO of Apogee Executive Advisors which is a boutique advisory firm focused on providing strategic consulting and advisory services in the areas of Technology Risk, CyberSecurity, Technology Integrations, AI Utilization & Integration, LLM Development, Venture Capital & Private Equity Investments and Enterprise Risk Management. Soto brings more than 30 years of focused information technology and security experience from a variety of industries, including financial services, hospitality, insurance and risk management, gaming, and entertainment.

AGE: 57
DIRECTOR SINCE: 2015
INDEPENDENT

PRINCIPAL OCCUPATION
2021 – present Apogee Executive Advisors, a consulting firm, CEO
2020 – 2021 Forcepoint, a cybersecurity technology provider, Chief Strategy and Trust Officer
2019 – present ForgePoint Capital, a venture capital firm, Venture Advisor

PUBLIC BOARDS (within last 5 years)
2018 – present Popular, Inc.
2021 – present TriNet Group, Inc.
2016 – 2025 Spirit Airlines, Inc.

OTHER EXPERIENCE
TPG, Senior Investment Advisor
Numerous privately held Technology and Cybersecurity-focused organizations
Comcast Corp., former Senior Vice President and Global Chief Information Security Officer
Comcast Corp., former Senior Vice President and Chief Infrastructure and Information Security Officer

CMS ENERGY 2026 PROXY STATEMENT	8

John G. Sznewajs Shore Capital, Partner

SKILLS AND QUALIFICATIONS

Sznewajs has more than 25 years of experience in business and corporate development. His extensive background and knowledge in financial matters, and previous oversight of information technology, along with in-depth experience in enterprise-wide strategy, qualify him to serve on the Board.

AGE: 58
DIRECTOR SINCE: 2015
INDEPENDENT

PRINCIPAL OCCUPATION
2023 – present Shore Capital, a private equity fund, Partner - Industrial Platform
2007 – 2023 Masco Corporation, a branded building products company, Vice President and CFO

PUBLIC BOARDS (within last 5 years)
2025 - present Reliance, Inc.

OTHER EXPERIENCE
Detroit Zoological Society, Director and Treasurer
Teach for America – Detroit, Board
Masco Corporation, former Treasurer

Ronald J. Tanski Retired, President and CEO, National Fuel Gas Company 2013 - 2019

SKILLS AND QUALIFICATIONS

Tanski brings more than 40 years’ experience in both the regulated and non-regulated gas business. Having begun his career as an attorney with National Fuel, the Board benefits from his legal knowledge and experience.

AGE: 73
DIRECTOR SINCE: 2019
INDEPENDENT

PRINCIPAL OCCUPATION
2013-2019 National Fuel Gas Company, a diversified energy company, President and CEO

PUBLIC BOARDS (within last 5 years)
2019 – present National Fuel Gas Company

OTHER EXPERIENCE
National Fuel Gas Company, former Attorney
Buffalo Museum of Science, former Board of Managers

CMS ENERGY 2026 PROXY STATEMENT	9

Laura H. Wright Retired, Senior Vice President and CFO, Southwest Airlines Co. 2004 - 2012

SKILLS AND QUALIFICATIONS

Wright is an active certified public accountant in the state of Texas. The Board benefits from Wright’s extensive technical expertise and experience in financial accounting and reporting, corporate finance and risk management. She has extensive experience working in a consumer-oriented business environment.

AGE: 66
DIRECTOR SINCE: 2013
PRESIDING DIRECTOR SINCE: 2024
INDEPENDENT

PRINCIPAL OCCUPATION
2004 – 2012 Southwest Airlines Co., a passenger airline, Senior Vice President Finance and Chief Financial Officer

PUBLIC BOARDS (within last 5 years)
2014 – present TE Connectivity Ltd.
2021 – present Joby Aviation, Inc.
2018 – 2025 Spirit AeroSystems Holdings, Inc.

OTHER EXPERIENCE
Southwest Airlines Co., former Vice President and Treasurer
                 Southwest Airlines, various roles
Arthur Young & Co., former Manager
University of North Texas System Board of Regents, Chair
Active Certified Public Accountant

The CMS and Consumers Boards recommend a vote for the election of each Director nominee named above.

CMS ENERGY 2026 PROXY STATEMENT	10

CORPORATE GOVERNANCE
Governance Guidelines and Materials
The Board and management continually review and monitor governance trends and best practices. The Board has adopted Amended and Restated Corporate Governance Principles (“Principles”) that reflect corporate and Board practices as well as relevant Securities and Exchange Commission (“SEC”) rules and the New York Stock Exchange (“NYSE”) listing standards. The Governance Committee is responsible for overseeing and reviewing our Principles at least annually and recommending any proposed changes to the Board for approval. The Principles are intended to serve as a flexible framework within which the Board and its Committees operate. Except for the Executive Committee, the Board has adopted charters for each of the standing Committees that detail their purposes, duties and authority, composition, meetings and resources as well as other aspects of Committee activities (“Charters”), which are further described under Board and Committee Information below. Each Committee reviews its Charter annually and recommends changes to the Governance Committee for review and recommendation to the Board for approval.
The current version of our Principles, Amended and Restated Articles of Incorporation, Amended and Restated Bylaws (“Bylaws”), Charters, Employee and Director Codes of Conduct (“Codes”) and other corporate governance materials are available at cmsenergy.com/corporate-governance/our-view-on-governance/default.aspx.
Board of Directors
The Board provides direction and oversight with respect to our overall performance, strategic direction and significant corporate policies. The Board oversees major initiatives, advises on key financial and business objectives and monitors progress with respect to these matters. Directors are kept informed of our business by management via discussions, presentations and reports on a regular basis, including operating and financial reports made at Board and Committee meetings. The Board has full and direct access to all members of management and may hire consultants and advisors as it deems necessary.
Board Leadership Structure
As stated in our Principles, the Board has determined that for the present time, it is in the best interests of the Corporation and shareholders to keep the offices of CEO and Chairman separate to enhance oversight responsibilities. The Board believes that this leadership structure promotes independent and effective oversight of management on key issues relating to long-range business plans, long-range strategic issues and risks. Additionally, to further promote independent and effective oversight of management, the Board has chosen to appoint a Presiding Director despite the fact that our Principles only require one when the Chairman is not considered independent under NYSE listing standards. The Presiding Director provides the independent Directors with a key means for collaboration and communication. Under our Bylaws, the Presiding Director will: (1) convene and chair meetings of the independent Directors in executive session no less than once each year; (2) preside at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent Directors; (3) solicit independent Directors for advice on agenda items for meetings of the Board; (4) serve as a liaison between the Chairman of the Board, the President and the independent Directors; and (5) perform such other duties as may be assigned by the Board from time to time. Russell, the current Chairman, is not a member of management, but served as President and CEO of CMS and Consumers until July 2016. As of July 2019, he qualified as independent under NYSE listing standards; however, at this time, we still believe it is a best practice to have a Presiding Director and on May 2, 2025, Wright was again elected as Presiding Director, having served in that role since May 2024.
Risk Oversight
The Board's risk oversight process includes regular reports from senior management on areas of material operational, legal, regulatory, financial, strategic, compliance, environmental, liability, safety, information technology, physical security, cybersecurity and reputational risk. The Board receives an annual risk management review in addition to the risk oversight functions performed by the various Committees of the Board. These include: (1) a review by the Audit Committee of the risks associated with operating and financial activities, including a security review, which could impact its financial and other disclosure reporting, as well as a review of policies on risk assessment, controls and accounting risk exposure; (2) the Audit Committee's review and approval of risk management policies; (3) a review by the Compensation and Human Resources Committee (“Compensation Committee”) of the potential risks associated with the Corporation's executive compensation policies and practices; (4) the Compensation Committee's review of management's assessment of the likelihood that the incentive compensation plans will have a material adverse impact; (5) the Finance Committee's review of risks related to corporate finance; and (6) the Governance Committee's review of risks related to governance, public responsibility and sustainability.
Cybersecurity Oversight
The Board is responsible for overseeing the Corporation's cybersecurity risk. Cybersecurity risks are included in the risk reports to the Audit Committee discussed above. These risks are managed through a robust security program that includes people, processes, technology and governance structures. Security is an integrated organization accountable for both cyber and physical security led by the Vice President, IT and Security and Chief Information Officer. Our processes include a review of all security-related projects prior to implementation. A dedicated team monitors our environment and regularly shares threat

CMS ENERGY 2026 PROXY STATEMENT	11

information with peers, and state and federal partners. We also conduct regular drills, exercises, vulnerability assessments and penetration tests to assess the security of our systems. Additional areas of focus include risk management, data privacy and compliance. We have a strong security culture through annual training, which includes courses on a variety of security-related topics. We also conduct monthly phishing tests through our “Don't Take the Bait” program, which asks employees to report suspicious emails that demonstrate common phishing tactics in real-world scenarios. When employees click on a test-phishing email, they are provided with information on cybersecurity best practices. We monitor our “Don't Take the Bait” statistics every month and communicate this data with employees to further emphasize their important role in cybersecurity.
Senior management meets with the Board or Audit Committee at least twice annually to provide updates on and discuss cybersecurity. Such updates include a review of the companies' cybersecurity strategy, a scan of the threat landscape, and recent performance. Additionally, cybersecurity risks are included in the Audit Committee's risk oversight functions, which focus on operating and financial activities that could impact the companies' financial and other disclosure reporting. The Audit Committee's oversight involves reviewing and approving policies on risk assessment, controls, and accounting risk exposure. The Audit Committee also reviews internal audit reports regarding cybersecurity processes, and receives updates that focus on CMS Energy's and Consumers' cybersecurity program, mitigation of cybersecurity risks, and assessments by third-party experts. Given the importance of cybersecurity, in 2015 we elected Directors Soto and Butler, who have extensive subject matter expertise among other qualifications. See Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2025 for more information related to our cybersecurity program.
Political Contribution Oversight
The Board oversees our political engagement policies, programs and practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our political engagement. Our policies, including the governance and decision-making process for corporate political contributions, as well as biannual contribution reports, are described in detail at cmsenergy.com/corporate-governance/Political-Engagement/default.aspx. We believe Board oversight of our political activity along with the Board’s alignment with our current disclosure standards provide the necessary accountability to ensure that political activities are conducted in the best interest of customers, shareholders and other stakeholders. Through Board oversight, we have maintained a rigorous compliance process to ensure that our political activities are lawful, properly disclosed and align with our Codes.
Public Responsibility and Sustainability Oversight
We integrate multiple levels of sustainability oversight into our daily operations and use several governance and risk management tools when addressing governance, environmental, public responsibility and sustainability matters. These include oversight by the Board, an enterprise risk management program and robust strategic and business planning processes. The Board oversees our public responsibility and sustainability practices. The Governance Committee is also responsible for advising and assisting the Board with respect to our public responsibility, including stakeholder outreach, stewardship and corporate social responsibility and sustainability matters. We are committed to corporate social responsibility through our business, culture, environment and our communities – past, present and future. This aligns with our purpose, which is to provide safe, reliable, affordable, clean, and equitable energy in service of our customers. We measure our progress toward this purpose by considering our impact on the “triple bottom line” of people, planet and prosperity; this consideration takes into account not only the economic value that we create, but also our progress on our social and environmental goals.
The planet element of the triple bottom line represents our commitment to help protect the environment, which extends beyond complying with the various state and federal laws and regulations. We provide extensive public reporting and are forthcoming in disclosures about our environmental stewardship and long-term strategy. We address issues related to climate change in SEC, Environmental Protection Agency and other regulatory agency filings, and by voluntarily reporting our climate risk strategy and related data. We have published Sustainability Reports, a Climate Change, Risk, Vulnerability and Resiliency Report, and a Methane Reduction Plan. Consumers' 2021 Integrated Resource Plan, approved by the Michigan Public Service Commission, included plans to stop using coal as a fuel source for owned generation in 2025, but the retirement of our last coal plant is still subject to temporary extensions under emergency orders issued by the U.S. Secretary of Energy.
We intend to create a cleaner, more sustainable energy future by taking a leadership position in reducing air emissions and water usage, saving landfill space and boosting the amount of renewable energy supplied to customers. We update and enhance disclosures relating to our sustainability efforts and climate-related risks and opportunities. These disclosures and updates can be found on our website at cmsenergy.com/sustainability/default.aspx.

CMS ENERGY 2026 PROXY STATEMENT	12

Shareholder Engagement
As part of our overall corporate governance, we have an ongoing outreach program to develop and maintain communication with our investors. We value these discussions and the Board considers pertinent investor feedback. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance and sustainability topics and share its perspective on business and industry developments. Shareholders may also contact the Board with any inquiry or issue, by the methods described below, and the Board will respond as appropriate.
Board Communication Process
Interested parties, including shareholders, employees or third parties can communicate with the Board, any Committee, the independent Directors as a group or an individual Director, including the Chairman or Presiding Director, by sending written communications to the Corporate Secretary, at the Corporation's principal business office, One Energy Plaza, Jackson, Michigan 49201. Envelopes should be clearly marked “Board Communication” or “Director Communication.”
The Corporate Secretary will review and forward, as appropriate, such correspondence in order to facilitate communications with the Board or its Committees, the independent Directors or individual members.
Any shareholder, employee or third party who wishes to submit a compliance concern to the Board or applicable Committees, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee, may do so by any of the following means:

Send correspondence or materials addressed to the appropriate party c/o the Chief Compliance Officer, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201	Send an email or other electronic communication via the external website https://cms.speakfullynow.com, addressed to the appropriate party	Call the CMS and Consumers Compliance Hotlines at either 1-517-788-6260 (an internally monitored line) or 1-888-440-8464 (monitored by an external vendor)
All such communications will be reviewed by the Chief Compliance Officer (who reports directly to the Audit Committee) prior to being forwarded to the Board or applicable Committees or Directors, as appropriate.

CMS ENERGY 2026 PROXY STATEMENT	13

Identification of Director Candidates
The Governance Committee is responsible for Board succession planning, which includes identifying and evaluating Director candidates to serve on the Board consistent with the criteria approved by the Board, and recommending a slate of Director candidates for election at the Annual Meeting. The following diagram illustrates the steps in identifying Director candidates:
The Governance Committee will consider shareholder-recommended Director nominees in accordance with the requirements of our Bylaws. The information that must be included and the procedures that must be followed by a shareholder wishing to recommend a Director candidate for the Board's consideration are the same as would be required under our Bylaws if the shareholder wished to nominate that candidate directly. The Governance Committee will consider Director candidates recommended by shareholders on the same basis that the Governance Committee evaluates other nominees for Director.
CMS Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned, continuously for at least three years, at least three percent of the outstanding shares of CMS common stock to submit Director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in the CMS Bylaws.
A Director nomination that is not submitted for inclusion in the proxy statement but instead is sought to be presented directly at the Annual Meeting must comply with the advance notice provisions in our Bylaws.
Any recommendation or nomination submitted by a shareholder regarding a Director candidate must be submitted within the time frame provided in our Bylaws for Director nominations and must include (a) a statement from the proposed nominee that he or she has consented to the submission of the recommendation or nomination and (b) such other information about the proposed nominee(s) and/or nominating shareholder(s) as is required by our Bylaws.
Written notice must be sent to the Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201. You may access our Bylaws at cmsenergy.com/corporate-governance/our-view-on-governance/default.aspx.
Director Candidate Qualifications
Director candidates are sought whose particular background, experiences and qualities meet the needs of the Board. The Board values high standards of integrity, business ethics and sound judgment, which add value, perspective and expertise to the Board's deliberations. The Governance Committee assesses, on a regular basis, the qualifications needed by the Board in light of the Board's current composition and recommends changes to the Board when appropriate and determines from time-to-time other criteria for selection and retention of Board members. As stated in our Principles, we aim for the Board to represent a broad spectrum of diverse business, political, academic, demographic and social interests. The Governance Committee takes a wide range of factors into account in evaluating the suitability of Director candidates, including experience in business, leadership, regulated utility, sustainability and environment, risk management, customer experience, safety, governance, accounting, finance, legal, information technology, lean practices and compensation and human resources, which brings a diversity of thought, perspective, approach and opinion to the Board. The Governance Committee does not have a single method for identifying Director candidates but will consider candidates suggested by a wide range of sources.
In 2025, the Governance Committee retained a search firm (Heidrick & Struggles) to assist in the identification and assessment of potential Director candidates, which identified Keyes and Leopold as candidates for the Board.
Board Refreshment
The Board believes that a mix of tenure adds value, perspective and expertise to the Board's deliberations, with longer-tenured Directors bringing a deep understanding of the Corporation and shorter-tenured Directors bringing a fresh perspective. Since 2020, the Board has added four new Directors. Director term limits, included in our Principles, state that Directors (other than the CEO) first elected after January 2017 may not serve on the Board for more than 15 years and Committee chairs (other than the Executive Committee) may not serve in such role for more than five years.

CMS ENERGY 2026 PROXY STATEMENT	14

Director Independence
Directors Butler, Izzo, Keyes, Leopold, Russell, Shank, Soto, Sznewajs, Tanski, Wright are and former Director Kurt Darrow was deemed “independent” as determined by the Board, in accordance with the NYSE listing standards, applicable rules and regulations of the SEC, our more stringent Independence Standards, as set forth in our Principles, and taking into consideration all business relationships between the Corporation and its subsidiaries and each non-employee Director.
The following relationships were identified and deemed immaterial to such Directors' independence:
•charitable contributions made to organizations of which certain of the Directors are affiliated;
•purchases and sales of services, commodities, materials or equipment, to and from entities, during the ordinary course of business, with which certain of the Directors are affiliated and all such transactions were significantly below one percent of the consolidated gross revenues of the counterparty to the transaction; and
•retail electricity or natural gas purchases from Consumers at rates or charges fixed in conformity with law or governmental authority.
In addition, the Board has affirmatively determined that each member of the Audit Committee and Compensation Committee is independent under NYSE listing standards and the additional independence standards applicable to such committee service.
The Independence Standards, adopted by the Board as part of our Principles, can be found at cmsenergy.com/corporate-governance/our-view-on-governance/default.aspx.
Director Service on Other Public Company Boards
The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits the Corporation. The Board also believes, however, that it is critical that Directors dedicate sufficient time to their service on the Corporation's Board. In view thereof, our Principles state that before joining another public company board, the Director must notify the Chairman, the chair of the Governance Committee and the Corporate Secretary. Furthermore, our Principles state that a non-employee Director may not serve on more than four other public company boards and the CEO may not serve on more than two other public company boards. All of our Directors meet these guidelines. In evaluating Director candidates, the Governance Committee also takes into account their time commitments, including things such as their principal occupation and service on other public or private boards. The Board has specifically determined that the ability of our Directors to serve on our Board and committees is not impaired by their service on other boards. Additionally, the Board has specifically determined that the ability of our Audit Committee members to serve on our Audit Committee is not impaired by service on other audit committees.
CMS Majority Voting Standard
Under the CMS Articles of Incorporation, CMS Bylaws and our Principles, any Director nominee who receives less than a majority of the votes cast by the CMS shareholders at a regular election shall promptly tender his or her resignation. For this purpose, a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director, not counting abstentions. Upon receipt of such a tendered resignation, the CMS Governance Committee shall consider and recommend to the CMS Board whether or not to accept the resignation. The CMS Board will act on the CMS Governance Committee's recommendation and will cause CMS to publicly disclose the CMS Board's decision whether to accept or decline such Director's resignation offer (and the reasons for rejecting the resignation offer, if appropriate) within 90 days following certification of our shareholder vote. The Director who tenders his or her resignation pursuant to the standard will not be involved in either the CMS Governance Committee's recommendation or the CMS Board's decision to accept or decline the resignation. Due to complications that arise in the event of a contested election of Directors, this standard would not apply in that context, and instead a plurality vote standard would control any contested Director elections.
Director Education
At the Corporation's expense, Board members are expected to attend at least one continuing education program annually, sponsored by a recognized utility industry, corporate governance organization or an internal Director education program. The internal program includes corporate and industry information disseminated through orientation programs, presentations, business training modules and reports and operational site visits. This bespoke internal education program allows us to tailor programs to enhance our Board's ability to provide appropriate oversight. We offered one internal education program in 2025 - Industry Evolution in Safety, which was attended by all Directors.
Board, Committee and Director Evaluations
The Board is committed to continuous self-improvement, and Board and Committee evaluations are an important tool for promoting effectiveness. The Board conducts a performance evaluation annually and, at least once every three years, engages a third party to conduct individual Director peer evaluations.
Board and Committee evaluations are conducted for the Board and each standing Committee. Each Director participates in the process as illustrated below.

CMS ENERGY 2026 PROXY STATEMENT	15

1. As needed Governance Committee reviews board and committee evaluation process
2. Annually Board and Committee evaluation questionnaires distributed
3. Annually Board and Committee evaluation results reviewed and discussed by the Board and each committee in executive session
4. Practices updated and other feedback incorporated, as appropriate

Our evaluation methodology also includes interviews of Directors and members of our executive leadership team who regularly interact with the Board and the Committees by an independent third-party facilitator to be conducted at least once every three years in order to solicit candid and actionable feedback. The robust multi-layered approach to our Board and Committee evaluation process is illustrated below.

1. Assessment process initiated by independent third-party facilitator
2. Independent third-party facilitator conducts Director and management, as appropriate, interviews including follow-up conversations regarding answers to questionnaires
3. Independent third-party facilitator shares feedback, trends and recommendations with Board Chairman, GS&PR Committee Chair and Presiding Director
4. Independent third-party facilitator shares feedback, trends and recommendations with full Board
5. Corporate Secretary in consultation with Board Chairman will develop processes for implementing desired changes, if necessary

CMS ENERGY 2026 PROXY STATEMENT	16

The questionnaire assesses, among other items, Board: 1) effectiveness, including but not limited to, operations, oversight and future challenges; 2) processes; and 3) composition. Directors may choose to provide their feedback anonymously.
Director peer evaluations provide Directors an opportunity to evaluate each other and identify opportunities for their own growth and development. Peer evaluations and development follow-ups are facilitated by an independent third party and include confidential, open-ended, one-on-one interviews with each Director. The Board has conducted these periodic peer evaluations since 2008. The latest Director peer evaluation cycle began in 2024.
Board and Committee Information
The CMS and Consumers Board each met eight times during 2025. Our Principles state the expectation that each Director will attend all scheduled Board and Committee meetings of which he or she is a member, as well as the Corporation's annual meeting of shareholders. All Directors serving during 2025 attended more than 75% of the Board and assigned Committee meetings and all then-serving Board members attended the 2025 annual meeting of shareholders.
The Board has five standing Committees including an Audit Committee, a Compensation Committee, a Finance Committee, a Governance Committee and an Executive Committee. The members and the responsibilities of the standing Committees of the Boards are listed below.
Each Committee is composed entirely of “independent” Directors, as that term is defined by the NYSE listing standards and our Principles described above. Committees may also invite members of management or others to attend their meetings as they determine appropriate. Rochow routinely attends Committee meetings.
On a regularly-scheduled basis, the non-employee Directors meet in executive session (that is, with no employee Directors present) and may invite such members of management to attend as they determine appropriate. At least once each year, the independent Directors meet in executive session in conformance with the NYSE listing standards. In 2025, the CMS independent Directors met four times and the Consumers independent Directors met four times. In 2025, Chairman Russell presided over the executive sessions of independent Directors.

CMS ENERGY 2026 PROXY STATEMENT	17

	Members *Committee Chairperson		2025 Meetings
Committees		Primary Responsibilities	CMS	Consumers
Audit Committee	Ralph Izzo Richard P. Keyes (1) Suzanne F. Shank Myrna M. Soto John G. Sznewajs* All members are financially literate and an “Audit Committee Financial Expert” as such term is defined by the SEC.
•Oversee the integrity of consolidated financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls and to retain independent auditors.
•Pre-approve all audit and non-audit services provided by the independent auditors, assess the independent auditors' qualifications and independence and review the independent auditors’ performance.
•Oversee compliance with applicable legal and regulatory requirements and with the Codes.
•Oversee our risk management policies, controls and exposures, including cyber.
•Review the performance of the internal audit function and prepare the Report of the Audit Committee for inclusion in the proxy statement.
			7	7
Compensation and Human Resources Committee	Deborah H. Butler (1) Diane Leopold (1) Ronald J. Tanski* Laura H. Wright
•Review and approve the executive compensation structure and policies and set the CEO compensation level.
•Review and recommend to the Board incentive compensation plans, review and approve the grant of stock and other stock-based awards pursuant to the incentive plans and review and approve corporate financial and business goals and target awards, and the payment of performance incentives, pursuant to the annual incentive plans.
•Produce an annual report of the Compensation Committee to be included in the proxy statement as required by SEC rules and regulations.
•Review and approve the CEO’s selection of candidates for officer positions and recommend such candidates to the Board for annual or ad hoc elections.
•Review and approve people strategy, including: management succession plan, development and selection of key managers and emergency succession plans, organizational development plans and plans to identify, attract and retain high potential employees, diversity programs and other human resource programs.
•Review and approve officer stock ownership guidelines and compliance.
•Review and advise the Board concerning the management succession plan and review the organizational and leadership development plans and programs.
			4	4
Finance Committee	Ralph Izzo Diane Leopold (1) Suzanne F. Shank* John G. Sznewajs Ronald J. Tanski
•Review and make recommendations to the Board concerning the financing and investment plans and policies for funded employee benefit plans.
•Approve short- and long-term financing plans.
•Approve financial policies relating to cash flow, capital structure and dividends.
•Recommend Board action to declare dividends.
•Review Financial Authorities Policy that sets out the approval requirements for various financial transactions and recommend appropriate changes. Review and approve potential project investments and other significant capital expenditures and monitor the progress of significant capital projects.
			4	4
Governance, Sustainability and Public Responsibility Committee	Deborah H. Butler Richard P. Keyes (1) Myrna M. Soto* Laura H. Wright
•Establish and review our Principles, consider candidates properly recommended by shareholders, identify and recommend director candidates, consider resignations of Directors and review public responsibility matters.
•Recommend ways for the Board to enhance overall performance and effectiveness.
•Annually review the operation and performance of the Board and Committees.
•Review the Codes and recommend actions to the Board in cases where directors have violated the Directors' Code.
•Review stakeholder outreach, stewardship and corporate social responsibility matters and oversee sustainability matters.
•Review political and charitable contributions.
			4	4
Executive Committee	John G. Russell* Suzanne F. Shank Myrna M. Soto John G. Sznewajs Ronald J. Tanski Laura H. Wright	•Exercise the power and authority of the Board as may be necessary during the intervals between Board meetings, subject to such limitations as are provided by law or by resolution of the Board.	0	0
(1)     Joined the committee February 20, 2026.

CMS ENERGY 2026 PROXY STATEMENT	18

Codes of Ethics
We have adopted an employee code of ethics, titled “Code of Conduct and Guide to Ethical Business Behavior” (“Employees' Code”) that applies to the CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), as well as all other officers and employees of CMS and Consumers. CMS and Consumers have also adopted a Director code of ethics titled “Board of Directors Code of Conduct and Guide to Ethical Business Behavior” (“Directors' Code”) that applies to the members of the Board. The Governance Committee annually reviews the Codes and recommends changes to the Board, as appropriate. The Employees' Code is administered by the Chief Compliance Officer, who reports directly to the Audit Committee. The Audit Committee oversees compliance with the Codes. Any alleged violation of the Directors' Code will be investigated by disinterested members of the Audit Committee, or if none, by disinterested members of the Board. The Governance Committee would recommend appropriate action to the Board in the event a determination is made that a Director violated the Directors' Code. The Codes and any waivers of, or amendments or exceptions to, a provision of the Employees' Code that applies to the CEO, CFO, CAO or persons performing similar functions and any waivers of, or exceptions to, a provision of our Directors' Code will be disclosed on our website at cmsenergy.com/corporate-governance/compliance-and-ethics/default.aspx.
Compensation Risk
Management annually undertakes a comprehensive review of the compensation policies and practices throughout the organization in order to assess the risks presented by such policies and practices. In 2025, the Compensation Committee engaged our independent compensation consultant to conduct a compensation risk review and assess the potential risks associated with executive compensation. This review included three perspectives:
•Plan design and administration risk,
•Say on Pay/proxy advisor/reputation risk, and
•Talent risk.
The compensation consultant assessed multiple individual key risk indicators which included items such as base salaries, incentives, performance goals, stock ownership requirements, CEO pay compared to other NEOs and retention elements. These risk indicators were all reviewed on a scale of low, medium and high risk. The compensation consultant found there were no areas of high risk and reviewed its analysis with the Compensation Committee. Through this process, it was determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on CMS or Consumers.
No Illegal Insider Trading, Pledging or Hedging
Our Policy Prohibiting Illegal Insider Trading and Codes, among other things, prohibit CMS’ and Consumers’ Directors and officers from engaging in illegal insider trading as well as pledging or purchasing the Company securities on margin, “trading” of our securities or selling “short” our securities or buying or selling puts or calls or hedges relating to our securities, including compensatory awards of equity securities or our securities otherwise held, directly or indirectly, by those persons. For purposes of this policy and the Codes, “trading” means a combination or pattern of substantial or continuous buying and selling of securities with the primary objective of realizing short-term gains. Selling “short” is a technique in which investors bet on a stock price falling by selling securities they do not own with the understanding that they will buy them back, hopefully at a lower price. A copy of our Policy Prohibiting Illegal Insider Trading was filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2024.
Related Party Transactions
CMS, Consumers or their subsidiaries may occasionally enter into transactions with Related Parties. “Related Parties” include Directors or executive officers, beneficial owners of more than 5% of our common stock, family members of such persons, and entities in which such persons have a direct or indirect material interest. As set forth in our Codes, we consider a related party transaction to have occurred when a Related Party enters into a transaction in which we are participating, the transaction amount is more than $10,000 and the Related Party has or will have a direct or indirect material interest (“Related Party Transaction”). Any Related Party Transaction must be reported to us.
In accordance with our Codes and the Audit Committee Charter, Related Party Transactions must be pre-approved by the Audit Committee. In drawing its conclusion on any approval request, the Audit Committee considers the following factors:
•whether the transaction involves the provision of goods or services that are available from unaffiliated third parties;
•whether the terms of the proposed transaction are at least as favorable as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to a Related Party;
•the nature of the interest of the applicable Related Party; and
•whether the transaction may involve an actual or apparent conflict of interest, or embarrassment or potential embarrassment when disclosed.

CMS ENERGY 2026 PROXY STATEMENT	19

The policies and procedures relating to the Audit Committee's approval of Related Party Transactions are found in the Codes, which are available at cmsenergy.com/corporate-governance/compliance-and-ethics/default.aspx, and do not apply to management contracts or compensation plans as approved under separate policies.
Angela Thompkins, a sister to Tonya Berry, an executive officer, is employed by the Corporation in a non-executive officer position and received compensation approved by the Compensation Committee in accordance with its compensation practices described in our Compensation Discussion and Analysis. Leslie Youngdahl, a sister, and Clay McAndrews, a brother-in-law to Lauren Snyder, an executive officer, are employed by the Corporation in non-officer positions and received compensation in accordance with compensation practices outlined in our internal employee handbook.
Management Succession Planning
The Board engages in an active succession planning process. The Board selects a CEO and then consults with the CEO concerning the selection of a senior management team and plans for their succession. The management succession plan also includes provisions for the CEO. The Compensation Committee advises the Board on succession planning, including policies and principles for executive officer selection. CEO evaluations are conducted annually.
Directors' Compensation
The following table contains non-employee Director compensation information for 2025.
2025 DIRECTORS' COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Other Compensation	Total
(a)	($) (b)	($) (c)	($) (d)	($) (e)
Deborah H. Butler	125,000	175,000	—	300,000
Ralph Izzo	125,000	175,000	—	300,000
John G. Russell	290,000	175,000	—	465,000
Suzanne F. Shank	145,000	175,000	—	320,000
Myrna M. Soto	145,000	175,000	—	320,000
John G. Sznewajs	140,000	175,000	—	315,000
Ronald J. Tanski	135,000	175,000	—	310,000
Laura H. Wright	150,000	175,000	—	325,000
Former Director:
Kurt L. Darrow	57,500	175,000	25,000 (3)	257,500
(1)Amounts represent the aggregate grant date fair value of the annual equity awards to the non-employee Directors. See Note 12, Stock-based Compensation, to the Consolidated Financial Statements included in CMS' and Consumers' Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to the Financial Accounting Standards Board Accounting Standards Codifications Topic 718 Compensation – Stock Compensation (ASC 718).
(2)The aggregate number of shares of unvested restricted stock outstanding as of December 31, 2025, for non-employee Directors Russell, Tanski and Wright was 2,401. Directors Butler, Izzo, Shank, Soto, Sznewajs, and former Director Darrow had no shares of unvested restricted stock outstanding as of December 31, 2025. The aggregate number of shares of outstanding restricted stock units as of December 31, 2025, for each non-employee Director were as follows: Butler 35,652; Izzo 8,307; Russell and Tanski 2,999; Shank 15,758; Soto 23,648; Sznewajs 31,231 and former Director Darrow 18,286. Director Wright had no outstanding restricted stock units as of December 31, 2025.
(3)The CMS Energy Foundation made a charitable contribution on behalf of Darrow upon his retirement from the Board.

CMS ENERGY 2026 PROXY STATEMENT	20

Narrative to 2025 Directors' Compensation Table
Non-employee Director compensation is benchmarked annually. Non-employee Directors receive an annual retainer fee and restricted stock award for service on the CMS and Consumers Boards and additional annual retainer fees for certain Committee positions. Rochow, the only employee Director, does not receive Director compensation. Directors are reimbursed for expenses incurred in attending Board or Committee meetings and other company business.
The following table describes the annual cash retainer fee and other fees received for Director service in 2024 and 2025. The cash fees for the 1) chair of the Audit Committee 2) remaining members of the Audit Committee and 3) presiding director were all increased in 2025 to align the Director compensation program with market practice. The 2026 Director compensation program will not change as compared to the 2025 Director compensation program. Annual retainer fees are paid based on the number of months served on the Board in each respective capacity.

Year	Annual Cash Retainer	Chairman of the Board	Presiding Director	Chair of the Audit Committee	Other Members of the Audit Committee	Chair of the Compensation Committee	Chairs of the Finance and Governance Committees
2024	$115,000	$175,000	$30,000	$22,500	$5,000	$20,000	$20,000
2025	$115,000	$175,000	$35,000	$25,000	$10,000	$20,000	$20,000
In May 2025, non-employee Directors were awarded a number of shares of restricted stock with a fair market value at the time of award of $175,000. These shares of restricted stock are 100% tenure-based and vest 100% at the next annual meeting date. Under our Performance Incentive Stock Plan in effect at the time of grant, non-employee Directors may defer receipt of their annual equity awards until a deferral date selected by the Director. If a deferral election is made by the Director, the equity awards subject to the deferral election will be granted as restricted stock units rather than restricted stock awards. Directors Butler, Izzo, Shank, Soto, and Sznewajs elected to defer their 2025 equity grants.
Stock ownership guidelines have been adopted by the Board that further align the interests of the Directors with our shareholders. Non-employee Directors are required to hold CMS common stock equivalent in value to five times their annual cash retainer by the end of the fifth calendar year of becoming a Director. In the event a Director has not met the stock ownership guidelines in the prescribed time frame, in lieu of the Director receiving his or her monthly cash retainer, the retainer will be used to purchase shares of CMS common stock until such time as the guideline has been met. All Directors currently comply with this stock ownership requirement or are currently expected to comply by the end of their fifth calendar year of becoming a Director.
Pursuant to the Directors' Deferred Compensation Plan (“DCP”), a non-employee Director may, at any time prior to the calendar year in which cash retainer fees are to be earned, irrevocably elect to defer payment, through written notice to the Corporation, all or a portion of any of the cash retainer fees that would otherwise be paid to the Director. Deferred amounts will be distributed in a lump sum or in annual installments in cash, as specified in the Director's initial election. Fidelity Investments, an independent record keeper, administers the DCP. The participant decides how contributions are invested among a broad array of mutual funds selected and provided by the record keeper. Funds equal to the amounts deferred are transferred to Fidelity Investments. Our payment obligations to the Directors remain an unsecured contractual right to a payment. Directors Butler, Izzo, Shank, Soto, and Tanski elected to defer receipt of their 2025 fees under the DCP.

CMS ENERGY 2026 PROXY STATEMENT	21

BENEFICIAL OWNERSHIP
The following table shows those persons known to us as of March 10, 2026 to be the beneficial owners of more than 5% of CMS or Consumers' voting securities:

				Number of Shares Beneficially Owned With:
Name and Address of Beneficial Owner	Number of CMS Shares Beneficially Owned (1)	Number of Consumers Shares Beneficially Owned (2)	Percentage of Beneficial Ownership (3)	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (Schedule 13G/A filed on February 13, 2024)	37,037,011	N/A	12.0	None	501,056	35,660,607	1,376,404
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001 (Schedule 13G/A filed on April 17, 2025)	26,393,497	N/A	8.5	24,524,594	None	26,393,497	None
JP Morgan Chase & Co. 383 Madison Ave. New York, NY 10179 (Schedule 13G/A filed on October 24, 2025)	18,441,853	N/A	6.0	15,815,183	130,499	18,390,239	51,502
State Street Corporation One Congress Street, Boston, MA 02114 (Schedule 13G/A filed on January 25, 2024)	17,239,056	N/A	5.6	None	10,106,765	None	17,190,926
CMS Energy Corporation One Energy Plaza Jackson, MI 49201	N/A	84,108,789	99.6	84,108,789	None	84,108,789	None
(1)Based solely upon information contained in Schedules 13G and 13G/A filed by each beneficial owner with the SEC pursuant to Rule 13d-1(b) of the Exchange Act regarding their respective holdings of CMS common stock. The Corporation maintains ordinary course of business relationships (such as brokerage, asset management, banking services or other transactions), unrelated to their CMS common stock ownership, with some of these beneficial owners and their subsidiaries. The Corporation does not consider any of these relationships to be material.
(2)CMS is the holder of all Consumers' outstanding common stock consisting of 84,108,789 shares. Neither CMS nor any of its subsidiaries hold any shares of Consumers' preferred stock.
(3)The percentages are calculated based on the information contained in Schedules 13G and 13G/A filed by each beneficial owner and the number of outstanding shares of CMS common stock on March 10, 2026.
Each of these Schedule 13G and 13G/A filings indicates that these shares were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of CMS or Consumers outstanding voting securities. The Schedules 13G and 13G/A filed by the holders identified above do not identify any shares with respect to which there is a right to acquire beneficial ownership. Except as otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

CMS ENERGY 2026 PROXY STATEMENT	22

The following table shows the beneficial ownership of CMS common stock as of March 10, 2026 by the Directors and named executive officers of both CMS and Consumers and by all Directors and executive officers as a group:

Name	Number of Shares Beneficially Owned (1)
Deborah H. Butler	37,439
Ralph Izzo	8,368
Richard P. Keyes	769
Diane Leopold	2,769
John G. Russell	131,657
Suzanne F. Shank	21,269
Myrna M. Soto	38,612
John G. Sznewajs	35,183
Ronald J. Tanski	18,492
Laura H. Wright	41,212
Garrick J. Rochow	644,070
Rejji P. Hayes	270,509
Tonya Berry	70,726
Shaun M. Johnson	110,352
Brandon J. Hofmeister	71,008
LeeRoy Wells Jr.	93,648
All Directors and executive officers (2)(3)	1,543,154
(1)Restricted stock awards are included in the number of shares shown above. Rochow, Hayes, Berry, Johnson, Hofmeister and Wells Jr., as well as all other executive officers of CMS and Consumers as a group, held 387,844, 115,763, 50,519, 67,853, 50,017, 53,568 and 30,135 shares of restricted stock, respectively. The number of shares shown above includes the shares that each person or group of persons named in the table has the right to acquire within 60 days of March 10, 2026, including restricted stock units, and no shares are pledged as security. Except for Hofmeister, whose children own 3 shares of CMS common stock, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2)This group includes the Directors of CMS and Consumers, and the executive officers of both CMS and Consumers. As of March 10, 2026, the Directors and executive officers of CMS and Consumers collectively owned less than 0.5% of the outstanding shares of CMS common stock. Each of the persons named in the table above individually owns less than 0.5% of the outstanding shares of CMS common stock.
(3)None of the CMS and Consumers Directors or executive officers own any class of Consumers' voting securities.

CMS ENERGY 2026 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe and discuss our executive compensation program, including its objectives and elements, as well as determinations made by the Compensation Committee regarding the compensation of our named executive officers (“NEOs”). As of December 31, 2025, the NEOs for each of CMS and Consumers were:
•Garrick J. Rochow (President and CEO);
•Rejji P. Hayes (Executive Vice President and CFO);
•Tonya L. Berry (Executive Vice President and Chief Operating Officer ("COO"));
•Shaun M. Johnson (Executive Vice President, Business Transformation, Chief Legal & Administrative Officer);
•Brandon J. Hofmeister (Senior Vice President, Strategy, Sustainability and External Affairs); and
•LeeRoy Wells Jr. (Senior Vice President, President - Gas Delivery).
Executive Summary
2025 Successes
In 2025, we continued to deliver strong financial performance, marking 23 years of meeting or exceeding our adjusted earnings guidance. We had a successful year of progress toward world-class performance measured by our triple bottom line of people, planet and prosperity.
PEOPLE – serving our customers, communities and employees
•Connected customers with approximately $60 million of customer assistance to help keep bills affordable
•Achieved approximately $250 million in customer benefits from owned generation versus market purchases
•Recorded approximately 82,000 volunteer hours supporting more than 580 Michigan non-profits
•Renewed 5-year union agreements
PLANET – leading the clean energy transformation
•20-year Renewable Energy Plan approved, including the addition of 8 gigawatts of solar and 2.8 gigawatts of wind energy to long-term plan
•Implemented $260 million of capital investments for gas main and vintage service pipeline replacements resulting in 113 metric tons of calculated methane reduction
•Voluntary Green Pricing Program growth to more than 790 megawatts
•Enhanced, restored or protected more than 1,700 acres of land and diverted more than 90% of waste from landfills
PROSPERITY – delivering consistent industry leading financial performance
•Delivered 2025 Adjusted Earnings Per Share* of $3.61, which exceeded our target of $3.54
•Increased the 2026 common stock dividend to $2.28 per share on an annualized basis - the 20th consecutive common stock dividend increase
•Achieved more than $100 million of waste elimination savings through the CE Way
•Named TRENDSETTER company by CPA-Zicklin Index for corporate political disclosure and accountability
*A reconciliation of all non-GAAP measures found in this Proxy Statement is in Appendix A.
Best Practices
We annually review all elements of the Corporation's executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices when deemed appropriate for our business and shareholders. As a result,
We have …
•a majority of pay in variable elements;
•a majority of variable pay in long-term incentive ("LTI") awards;
•a majority of LTI delivered in performance-based restricted stock;
•all LTI denominated and settled in equity;
•LTI payouts capped at target if three-year absolute total shareholder return performance is not positive;

CMS ENERGY 2026 PROXY STATEMENT	24

•a balance of absolute and relative metrics used in annual incentives and LTI;
•stock ownership guidelines for NEOs, which exclude stock options and unvested performance-based restricted stock awards when determining compliance;
•change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•a policy that prohibits hedging and pledging of the Corporation’s securities by officers;
•annual reviews of risk within our incentive programs;
•annual reviews of our Compensation Peer Group and Performance Peer Group; and
•regular briefings from the Compensation Committee's independent compensation consultant regarding key trends and legislative and regulatory updates.
We do not have …
•excessive perquisites - no planes, cars, clubs or financial planning, with an annual physical examination being the principal perquisite provided to our executives in 2025;
•dividends paid on unvested performance-based restricted stock awards - in lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures and forfeiture conditions applicable to the underlying restricted stock;
•employment agreements - our executive agreements are limited to separation and change-in-control agreements, with base salary and annual incentive separation amounts not exceeding three times the NEO's base salary and annual incentive amount, with an average of two times; and
•tax gross-ups - none of our separation or change-in-control agreements contain tax gross-ups.
Shareholder's Advisory Vote to Approve Executive Compensation
As part of the Compensation Committee's on-going review of executive compensation, we considered the affirmative 2025 CMS shareholder advisory vote to approve executive compensation as described in last year's Proxy Statement and determined that the current philosophy, objectives and compensation elements continue to be appropriate. The CMS advisory vote to approve executive compensation, as described in the 2025 CMS Proxy Statement, resulted in a high level of shareholder support with approximately 93% of votes cast in favor of the proposal. We considered this strong shareholder approval in continuing to employ the same performance-oriented program design during 2025. As such, the Compensation Committee did not make any changes to our executive compensation programs in response to the 2025 CMS shareholder vote. Despite the high level of shareholder support, we continue to monitor best practices and emerging trends and engage with our large institutional holders regarding compensation elements. The remainder of this Compensation Discussion and Analysis offers a detailed explanation of the 2025 NEO compensation program.
Objectives of Our Executive Compensation Program
The Compensation Committee is responsible for approving the compensation program for the NEOs. The Compensation Committee acts pursuant to its Charter that is annually reviewed by the Board and is available on our website.
The NEO compensation program is organized around four principles:
•Align With Increasing Shareholder and Customer Value;
•Enable Us to Compete for and Secure Top Executive Talent;
•Reward Measurable Results; and
•Be Fair and Competitive.
Align With Increasing Shareholder and Customer Value
We believe that a substantial portion of total compensation should be delivered in the form of at-risk equity in order to further align the interests of the NEOs with the interests of our shareholders and customers. Equity compensation granted in 2025 to our NEOs was provided through the Performance Incentive Stock Plan (“Stock Plan”). In 2025, awards were subject to the achievement of three-year relative TSR performance and three-year relative LTI EPS growth goals, each weighted equally, over a three-year performance period from January 1, 2025 to December 31, 2027.
Assuming target performance, the following charts illustrate the pay mix for the CEO and the average pay mix for the other NEOs as of December 31, 2025.

CMS ENERGY 2026 PROXY STATEMENT	25

87% Performance Based
70% Long-term Incentive
17% Annual Incentive
13% Base Salary
CEO

72% Performance Based
51% Long-term Incentive
21% Annual Incentive
28% Base Salary

Other NEOs

Program Design
We have designed our executive compensation elements to be balanced and simple, placing emphasis on consistent, sustainable and superior absolute and relative performance. The following elements deliver our executive total direct compensation: base salary, annual incentive and long-term incentive.
BASE SALARY. Base salary is targeted to approximate the median of our Compensation Peer Group which is made up of companies of similar business profile and size, with adjustments to reflect individual performance and internal considerations.
ANNUAL INCENTIVE. 2025 annual incentive awards are based on the achievement of Annual Incentive EPS (70% of annual incentive) and Annual Incentive Utility (30% of annual incentive) goals. For more information, see The Elements of Our Executive Compensation Program, Cash Compensation and Plan Performance Factor below.
We pay an annual incentive only if the results meet or exceed the threshold performance levels approved by the Compensation Committee by the end of January of each year. In 2025, Annual Incentive EPS was used to determine the financial annual incentive payout while Annual Incentive Utility, a measure of our operational success on metrics relating to people, planet, and prosperity, was used to determine the operational annual incentive payout. The Compensation Committee viewed success on these metrics as the building blocks for growing the value of the Corporation and as good indicators of how well we are executing our customer-focused strategy. We place more weight on Annual Incentive EPS to reflect the Corporation's and shareholders' focus on EPS growth and to align our performance objectives and incentive allocation with our Compensation Peer Group practices and our utility-focused strategy. The 2025 Annual Incentive Utility goals are the same operating metrics under the Consumers' Annual Employee Incentive Compensation Plan (“Consumers Incentive Plan”). The Compensation Committee included the Annual Incentive Utility metric in the 2025 annual incentive plan because the Compensation Committee believes that this alignment with operational performance and the broader utility employee population is an important aspect of our program design.
The six operating goals under the Annual Incentive Utility metric are focused on people, planet and prosperity to further emphasize our commitment to our strategy and represent sustainability items considered material to our strategy. See The Elements of Our Executive Compensation Program below for additional details on the operational targets.
LONG-TERM INCENTIVE. The LTI program consists of performance-based restricted stock (75% of total target LTI) and tenure-based restricted stock (25% of total target LTI).
The 2025 performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth (each weighted equally) relative to the Performance Peer Group. The 2025 LTI program is distinct from the annual incentive plan in that it focuses on relative multi-year performance rather than absolute one-year performance. The tenure-based portion vests on the third anniversary of the award date.

CMS ENERGY 2026 PROXY STATEMENT	26

Our 2025 LTI program is based on relative TSR performance and relative LTI EPS growth because the Compensation Committee believes that these measures offer a head-to-head comparison of how well our management team performed compared to other management teams in our industry and further motivate management to increase shareholder and customer value through stock price and earnings growth.
We tie a portion of equity compensation to vesting based on continued employment. The tenure-based restricted stock helps build executive share ownership and alignment with shareholders while serving as an additional retention mechanism that is not subject to the year-to-year fluctuations of any performance measurement, although the value is subject to the performance of our stock price.
In 2025, the performance-based restricted stock awards granted in 2023 completed the three-year performance period, with the post-performance period tenure-based vesting satisfied in early 2025. The 2023 performance-based restricted stock awards vested based upon the relative TSR and LTI EPS growth performance during the performance period (January 1, 2023 to December 31, 2025). Our TSR for the three-year performance period (January 1, 2023 to December 31, 2025) was 22% while the median TSR for our Performance Peer Group was 21%, placing CMS, by comparison, in the 52nd percentile. Our LTI EPS growth for the three-year performance period (January 1, 2023 to December 31, 2025) relative to the Performance Peer Group is not expected to be known until after March 26, 2026.
Enable Us to Compete for and Secure Top Executive Talent
Shareholders and customers are best served when we can attract, retain and motivate talented executives. We create a compensation package for NEOs that delivers total compensation generally targeted to approximate the 50th percentile of the market. The Compensation Peer Group consists of publicly traded utility companies deemed comparable in business focus and size to CMS with which we might compete for executive talent. The Compensation Committee also reviews size-adjusted public utility sector and general industry data, where comparable positions are identifiable.
Annually, the Compensation Committee engages a consultant to provide advice and information regarding compensation practices of the Compensation Peer Group as well as additional information from published surveys of compensation practices in the public utility sector and general industry.
During the Compensation Committee's review of the CEO's and other officers' compensation levels, the Compensation Committee considered the advice and information received from Pay Governance LLC (“Pay Governance”), the Compensation Committee's independent compensation consultant; however, the Compensation Committee was ultimately responsible for determining the form and amount of executive compensation. During the time that Pay Governance has been engaged as the compensation consultant, Pay Governance has not performed any services on behalf of management or otherwise been considered to have a conflict of interest regarding CMS or Consumers. The Compensation Committee must direct and approve any work Pay Governance may undertake on behalf of management.
Reward Measurable Results
Base salary is reviewed annually and may be adjusted based on a variety of factors, including each NEO's overall performance (both individual and functional) and tenure. The CEO recommends annual base salary adjustments, annual incentive targets and annual restricted stock awards for all officers, other than the CEO. When making adjustments, the Compensation Committee considers the CEO's recommendations, along with Compensation Peer Group data, internal equity, tenure and other market data from surveys provided by the independent compensation consultant. CEO base salary is determined solely by the Compensation Committee based on, among other factors, Compensation Peer Group data, other market data and overall Corporation and CEO performance.
Annual incentives, the other form of cash compensation, provide for award opportunities to each NEO under the Annual Incentive Plan. The Annual Incentive Plan pays incentives on the basis of performance during a one-year performance period. Performance objectives under the Annual Incentive Plan are finalized at the start of each year through an iterative process. Management, including executive officers, develops preliminary recommendations for the Compensation Committee's review and approval. For 2025, the Annual Incentive Plan targeted awards varied from 65% to 125% of each NEO's base salary, but payouts could range from zero to 200% of that target level depending on performance against specific corporate performance goals.
For 2025, 75% of the equity compensation granted to the NEOs was performance-based, designed to reward measurable results. Vesting of such awards is subject to the achievement of relative TSR performance and relative LTI EPS growth goals, weighted equally, over a three-year performance period of January 1, 2025 to December 31, 2027.
The table below illustrates the manner in which: (a) the overall mix of target total direct compensation was allocated between variable at-risk and fixed elements for each NEO; (b) variable at-risk compensation was allocated between annual and long-term incentives; and (c) target total direct compensation was allocated between cash and equity. Variable at-risk pay is generated from shareholder funds and is not included in the rates of Consumers' electric and gas customers.

CMS ENERGY 2026 PROXY STATEMENT	27

2025 TARGET TOTAL DIRECT COMPENSATION MIX TABLE (1)
CEO

	Percent of Total Direct Compensation That is:		Percent of Variable At-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable At-risk (2)	Fixed (3)	Annual (4)	Long-term (5)	Cash-based (6)	Equity-based (7)
Garrick J. Rochow	87%	13%	19%	81%	30%	70%
All Other NEOs

	Percent of Total Direct Compensation That is:		Percent of Variable At-risk Total Direct Compensation That is:		Percent of Total Direct Compensation That is:
	Variable At-risk (2)	Fixed (3)	Annual (4)	Long-term (5)	Cash-based (6)	Equity-based (7)
Rejji P. Hayes	76%	24%	25%	75%	42%	58%
Tonya L. Berry	67%	33%	34%	66%	56%	44%
Shaun M. Johnson	72%	28%	31%	69%	50%	50%
Brandon J. Hofmeister	69%	31%	30%	70%	52%	48%
LeeRoy Wells Jr.	72%	28%	29%	71%	48%	52%
(1)For purposes of these tables, (i) total direct compensation includes the sum of actual base salary, Annual Incentive Plan target amount and the market value determined on the date of grant (assuming performance-based restricted stock at target and excluding dividend equivalents) of the Stock Plan equity awards and (ii) Annual Incentive Plan and Stock Plan equity award values are each shown at target.
(2)Amounts in this column represent Annual Incentive Plan plus Stock Plan equity award value (performance and tenure) divided by total direct compensation.
(3)Amounts in this column represent base salary divided by total direct compensation.
(4)Amounts in this column represent Annual Incentive Plan divided by Annual Incentive Plan plus Stock Plan equity award value.
(5)Amounts in this column represent Stock Plan equity award value divided by Annual Incentive Plan plus Stock Plan equity award value.
(6)Amounts in this column represent base salary plus Annual Incentive Plan divided by total direct compensation.
(7)Amounts in this column represent Stock Plan equity award value divided by total direct compensation.

Be Fair and Competitive
We strive to create a compensation program that is fair and competitive, both internally and externally. This is accomplished by evaluating each NEO's individual performance and by comparing the NEOs' compensation to:
•officers of the Compensation Peer Group (as well as other market data as described above) as a means to measure external competitiveness; and
•other senior employees of CMS as a means to assess internal fairness.
USE OF TALLY SHEETS. At least annually, the Compensation Committee reviews tally sheets for each of the NEOs. These tally sheets reflect all components of compensation, including base salary, annual incentives and LTI compensation, retirement benefits, deferred compensation benefits, death benefits and benefits or payments that would be payable in connection with a termination of employment or change-in-control. Tally sheets are provided to the Compensation Committee to show how various compensation and benefit amounts are interrelated and how a change in one component of compensation impacts other components and to enable the Compensation Committee to quantify amounts payable upon various termination scenarios.
The overall purpose of these tally sheets is to consolidate all elements of actual and potential future compensation of the NEOs, as well as information about wealth accumulation. Using tally sheets, an analysis can be made of both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation. Tally sheet information is used in various aspects of the analysis and compensation decision-making process, including consideration of our management team's internal pay equity.
Competitive Data
The Compensation Peer Group data, where available by position, serve as the primary reference point for pay comparisons of utility-specific roles. Broader survey data and published proxy data are also provided by the compensation consultant as a point of reference for utility specific roles and comparisons of general industry roles (primarily for staff positions). Where available by position, Pay Governance also gathers compensation data from Willis Towers Watson's Energy Services Executive Database (which includes participating investor-owned utilities) and Willis Towers Watson's General Industry Executive

CMS ENERGY 2026 PROXY STATEMENT	28

Database (which includes more than 500 participating companies), which it size-adjusts based on CMS' revenues to provide additional market context to the Compensation Peer Group. In selecting members of the Compensation Peer Group, financial and operational characteristics are considered by the Compensation Committee. The criteria for selection of the Compensation Peer Group for 2025 included comparable revenue (with 2024 revenues ranging from approximately .34x to 2.09x CMS), relevant industry characteristics, business mix (revenue mix between regulated and non-regulated operations) and availability of compensation and financial performance data.
The 2025 Compensation Peer Group is composed of the companies set forth below. The 2025 Compensation Peer Group is unchanged from the Compensation Peer Group used to evaluate 2024 compensation decisions, with the exception of the addition of Evergy, Inc. The addition of Evergy, Inc. aligns with the financial and business criteria outlined above. Adding Evergy, Inc. to the 2025 Compensation Peer Group increased the sample size of the peer group to 19 and better positioned CMS closer to the median of the peer group in regards to revenue and market cap.

Alliant Energy Corporation	Entergy Corporation	PPL Corporation
Ameren Corporation	Evergy, Inc.	Public Service Enterprise Group Incorporated
Atmos Energy Corporation	Eversource Energy	Sempra
CenterPoint Energy, Inc.	Hawaiian Electric Industries, Inc.	WEC Energy Group, Inc.
Consolidated Edison, Inc.	NiSource Inc.	Xcel Energy Inc.
DTE Energy Company	OGE Energy Corp.
Edison International	Pinnacle West Capital Corporation
The Compensation Committee recognizes that there is a difference between the companies against which we compete for executive talent (“Compensation Peer Group”) and the companies against which we compete for capital (“Performance Peer Group”) and, therefore, uses different peer groups for these two different purposes. For this reason, the Compensation Committee approved the use of the Compensation Peer Group shown above for evaluating 2025 NEO compensation decisions and a larger peer group, the Performance Peer Group shown below, for measuring relative TSR performance and EPS growth. The Compensation Committee’s rationale for using two peer groups is to provide appropriate comparative companies relative to the different attributes being evaluated for compensation and relative performance purposes. In addition, the larger Performance Peer Group considered by the Compensation Committee was intended to provide for better gradation of resulting performance position than the Compensation Peer Group could have, given its size.
For awards made in 2025, the Performance Peer Group was composed of the publicly traded utilities included in the S&P 500 and S&P Midcap 400 indexes. If a Performance Peer Group company is no longer trading as of the LTI vesting date, it is excluded from the LTI performance calculation. As of the 2025 LTI grant dates, the Performance Peer Group consisted of the following companies:

The AES Corporation	Entergy Corporation	Ormat Technologies, Inc.
ALLETE, Inc.	Essential Utilities, Inc.	PG&E Corporation
Alliant Energy Corporation	Evergy, Inc.	Pinnacle West Capital Corporation
Ameren Corporation	Eversource Energy	Portland General Electric
American Electric Power Co., Inc.	Exelon Corporation	PPL Corporation
American Water Works Company, Inc.	FirstEnergy Corp.	Public Service Enterprise Group Incorporated
Atmos Energy Corporation	IDACORP, Inc.	Sempra
Black Hills Corporation	National Fuel Gas Company	The Southern Company
CenterPoint Energy, Inc.	New Jersey Resource Corp.	Southwest Gas Holdings, Inc.
Consolidated Edison, Inc.	NextEra Energy, Inc.	Spire Inc.
Constellation Energy Corporation	NiSource Inc.	TXNM Energy, Inc.
Dominion Energy, Inc.	NorthWestern Corporation	UGI Corporation
DTE Energy Company	NRG Energy	Vistra Corp.
Duke Energy Corporation	OGE Energy Corp.	WEC Energy Group, Inc.
Edison International	ONE Gas, Inc.	Xcel Energy Inc.
The Elements of Our Executive Compensation Program
This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why we chose to include the items in the compensation program.
Cash Compensation
Cash compensation is paid in the form of base salary and annual incentive. Our 2025 compensation program for NEOs was designed so that the percentage of target cash compensation for the NEOs is comparable to the median of the Compensation Peer Group. That strategy resulted in cash-based compensation (as a percentage of target total direct

CMS ENERGY 2026 PROXY STATEMENT	29

compensation) representing approximately 30% for the CEO and 42% to 55% for the other NEOs. The components making up the cash portion of total direct compensation are described in more detail below.
BASE SALARY. Base salary is included in the NEO's annual compensation package because we believe it is appropriate that some portion of NEO compensation be provided in a form that is fixed and liquid. Base salary is also universally offered by the Compensation Peer Group. Each January, the Compensation Committee determines the base salary for each then-serving NEO. In addition, base salaries may be adjusted during the year to reflect changes in job responsibilities or promotions. Changes in base salary year-over-year are dependent on a comparison to market data, past performance and expected future contributions of each individual. The annual increases in base salaries for NEOs between 2024 and 2025 were as follows:

	2024 Base Salary (1)	2025 Base Salary (1)	Percentage Increase (2)
Garrick J. Rochow	$1,250,000	$1,275,000	2.0%
Rejji P. Hayes	$810,000	$885,000	9.3%
Tonya L. Berry	$420,000	$635,000	51.2% (3)
Shaun M. Johnson	$620,000	$700,000	12.9% (3)
Brandon J. Hofmeister	$545,000	$600,000	10.1% (4)
LeeRoy Wells Jr.	$575,000	$585,000	1.7%
(1)Represents annual base salary level, in effect on December 31st of each year.
(2)Annual increases are generally due to annual merit increases and market adjustments. When making merit increases and market adjustments for 2025, the Compensation Committee considered internal pay equity, tenure, market data from the Compensation Committee's independent compensation consultant and individual performance.
(3)This increase in base salary was approved in connection with Berry's promotion to the position of Executive Vice President and COO and Johnson's promotion to the position of Executive Vice President, Business Transformation, Chief Legal & Administrative Officer, effective as of July 1, 2025, and reflected market adjustments to bring each NEO closer to the market median for their new role.
(4)This base salary increase for Hofmeister was due to an annual merit increase and market adjustments to bring Hofmeister closer to the market median, effective January 1, 2025.
ANNUAL INCENTIVE. We use performance-based cash incentives as an element of compensation because they enable us to provide an incentive to the NEOs to accomplish specific performance priorities for CMS and provide additional cash compensation only if performance goals approved by the Compensation Committee are achieved. Generally, the threshold, target and maximum performance goals are set so that the difficulty in achieving a payout is consistent from year to year. For 2025, the Annual Incentive Plan was based on our success in achieving established earnings per share and utility operating goals described further below. The earnings per share performance goals are set at levels reflecting our budgeted performance and targeted growth and are based on historical and forecasted financial performance and analysis of peer performance goal guidelines.
The operational utility measures are set based on the strategic priorities to serve our customers and stakeholders. The target goals for each measure are set to provide a balance between areas where significant improvement is needed and where continuous improvement is required to provide safe, reliable and affordable service while strategically positioning us for sustainable operation. Operational targets are approved annually by the Compensation Committee in November for the following performance year.
The Annual Incentive Plan allows the Compensation Committee to exercise discretion to reduce or eliminate payouts and to increase payouts, up to 20%, when deemed warranted by the Compensation Committee.
Incentive payout ranges under the Annual Incentive Plan were approved in January 2025 by the Compensation Committee. In determining the payout ranges of incentives, the following factors were considered:
•the threshold, target and maximum incentive levels and incentives paid in recent years;
•the relative importance, in any given year, of each performance goal established pursuant to the Annual Incentive Plan; and
•the advice of the compensation consultant as to compensation practices at other companies in the Compensation Peer Group and within the utility industry.
Payments under the Annual Incentive Plan EPS goal can range, on the basis of performance, from 17.5% (threshold) to 200% (maximum) of the target incentive or may not occur if threshold criteria are not satisfied. Payments under the Annual Incentive Utility goal can range, on the basis of performance from 0.8% (threshold) to 175% (maximum).

CMS ENERGY 2026 PROXY STATEMENT	30

ANNUAL AWARD FORMULA. Annual awards for each eligible officer are based upon a Target Award Percentage of the officer's base salary for the performance year and are calculated and made as follows:
Individual Award = Base Salary X Target Award Percentage X Plan Performance Factor.
The Target Award Percentages for officers are determined annually by the Compensation Committee as discussed above. Target Award Percentages of base salary for NEOs in 2025 remained unchanged from the Target Award Percentages of base salary for NEOs in 2024, unless otherwise noted below. Target Award Percentages for 2025 were as follows:

Garrick J. Rochow	125%
Rejji P. Hayes	80%
Tonya L. Berry (1)	75%
Shaun M. Johnson (2)	80%
Brandon J. Hofmeister	65%
LeeRoy Wells Jr.	75%
(1) Target Award Percentage increased from 55% in 2024 to 75% in 2025, in connection with Berry's promotion to the position of Executive Vice President and COO, effective July 1, 2025.
(2) Target Award Percentage increased from 75% in 2024 to 80% in 2025, in connection with Johnson's promotion to the position of Executive Vice President, Business Transformation, Chief Legal & Administrative Officer, effective as of July 1, 2025.
PLAN PERFORMANCE FACTOR. We refer to Annual Incentive EPS and Annual Incentive Utility performance under the Annual Incentive Plan as the “Plan Performance Factor.”
For 2025, Annual Incentive EPS performance constituted 70% of the Plan Performance Factor and Annual Incentive Utility performance constituted the remaining 30% of the Plan Performance Factor. The Compensation Committee believes that the allocation between financial earnings per share and utility operational performance aligns our performance objectives with the Compensation Peer Group and our utility-focused strategy. The Annual Incentive EPS and Annual Incentive Utility metrics are deemed by the Compensation Committee to be key measures of CMS' financial and operational success and are used to measure and assess performance.
Under the Annual Incentive Plan, Annual Incentive EPS (CMS Adjusted (non-GAAP) EPS) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS;
•changes in accounting principles resulting from new or revised accounting standards not included in the budget;
•large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS;
•3rd party costs related to the business optimization initiative, and SAP S/4 Implementation project (greater or equal to $0.01 of EPS);
•legal and settlement costs or gains related to previously sold assets;
•regulatory recovery for prior year changes;
•changes in federal and state tax law (including legacy and Inflation Reduction Act); and
•unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to NorthStar Clean Energy's interest expense.
These adjustments relate to unusual events affecting CMS or its financial statements and were not deemed reflective of our day-to-day operational results.
Plan Performance Results
The following is the payout table for the Annual Incentive EPS goal for 2025.

	Payout Range	Target (1)	Actual (GAAP) Results	Annual Incentive Results	Payout Achievement (%)
Annual Incentive EPS	$3.41 -$3.76	$3.54	$3.53	$3.61	150%
(1)2025 Annual Incentive EPS goal is higher than 2024 results.

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2025 Annual Incentive EPS was $3.61 which is above the target of $3.54, resulting in achievement of a 150% payout for this metric. See Appendix A for reconciliation of GAAP earnings to Annual Incentive EPS results. The following table sets forth the performance metrics under the Annual Incentive Utility component of the 2025 Annual Incentive Plan.

TYPE		2025	Goal Weighting	Award Payout
EMPLOYEE INCENTIVE COMPENSATION PLAN (EICP) GOALS	PEOPLE	Employee Safety a)High-Risk Injuries (1) b)Recordable Incidents Rate AND c)Zero Fatalities	a)3.5% b)1.5%	a)0% b)0%
		Culture Index a)Employee Engagement Index, AND b)Employee Empowerment Index, AND c)Diversity Equity & Inclusion Index	a)1.67% b)1.67% c)1.67%	104%
		Customer Experience Index (CXi) (Survey measuring customer experience - Forrester)	5%	0%
		Electric Reliability SAIDI (System Average Interruption Duration Index)	5%	60%
		Waste Elimination (Operating & maintenance savings through waste elimination)	5%	175%
	PLANET	Methane Emission Reduction (Reduce fugitive methane emissions associated with gas distribution)	5%	149%
				TOTAL 81%
(1) High-Risk injuries are recordable or non-recordable injury caused by a release of high energy.

Annual Incentive Utility results are shown in the chart above, resulting in achievement of an 81% payout for this metric.
Total payout for the 2025 Annual Incentive Plan, which the Committee determined did not warrant adjustment, was:

Payout Achievement (%)
Annual Incentive EPS	105% (150% achievement X 70% weighting)
Annual Incentive Utility	24% (81% achievement X 30% weighting)
Total Payout	129%
Equity Compensation
We have generally followed a practice of granting all equity awards to our officers on a single date each year. We do not have any program, plan or practice to time annual equity awards to our executives in coordination with the release of material non-public information. In 2025 and consistent with prior years, annual equity awards were made to the NEOs in January and are planned to be made in January on an on-going basis. This enables the Compensation Committee to review total compensation holistically at one time and adjust the levels of various compensation elements and compensation mix deemed as necessary for each individual.
STOCK PLAN. As previously indicated, we provide a substantial portion of NEO compensation in the form of equity awards because we believe that such awards serve to align the interests of NEOs with our shareholders and customers. Equity awards to the NEOs are made pursuant to our Stock Plan. The Stock Plan permits awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom shares and performance units. The minimum vesting period under the Stock Plan is 36 months for restricted stock, stock options and stock appreciation rights, subject to earlier vesting for a qualifying termination of employment. No dividends are paid on unvested performance-based stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that vest based on the same performance measures and vesting conditions applicable to the underlying restricted stock.
AWARD OF PERFORMANCE-BASED RESTRICTED STOCK. At the present time, we believe that performance-based restricted stock (also known as performance shares) is an effective form of equity compensation because of the alignment it is intended to create with shareholders. After the vesting, there is no holding period requirement as long as specific stock

CMS ENERGY 2026 PROXY STATEMENT	32

ownership guidelines have been met by the NEO; see Corporate Governance as it Relates to Executive Compensation, Stock Ownership Guidelines, below. The Stock Plan also contains a clawback provision; see Corporate Governance as it Relates to Executive Compensation, Clawback Provisions, below.
Three-quarters of the restricted stock awards are performance-based and one-quarter is tenure-based in order to link a significant portion of each NEO's compensation to the long-term performance of the Corporation. The performance criteria for the performance-based restricted stock awards are a comparison of relative TSR performance and EPS growth relative to the Performance Peer Group, each weighted equally, utilizing the following performance schedule:

Achievement Level	Peer Group	Award Level
Minimum	30th Percentile	50%
Target	Median	100%
70th Percentile	70th Percentile	150%
Maximum	90th Percentile	200%
The 20-day stock price averages preceding and including the award date and preceding and including the three-year anniversary of the award date are used to determine the relative TSR performance. The EPS growth is determined over the three-year performance period beginning with the start of the fiscal year of the grant and ending at the close of the third fiscal year. The 2025 tenure-based awards vest if the NEO remains employed by the Corporation on the three-year anniversary of the date of the award, subject to prorated vesting upon an earlier retirement or termination due to disability. Shares are sold at the time of vesting to cover tax withholdings.
PLAN PERFORMANCE FACTOR. Under the LTI, CMS Adjusted (non-GAAP) Earnings Per Share (“LTI EPS”) is determined in accordance with GAAP, adjusted to exclude the following, if applicable:
•gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS;
•changes in accounting principles resulting from new or revised accounting standards not included in the budget;
•large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS;
•3rd party costs related to the business optimization initiative, and SAP S/4 Implementation project (greater or equal to $0.01 of EPS);
•legal and settlement costs or gains related to previously sold assets;
•regulatory recovery for prior year changes;
•changes in federal and state tax law (including legacy and Inflation Reduction Act); and
•unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to NorthStar Clean Energy Company's interest expense.
CAP ON PAYOUT. If absolute TSR performance or LTI EPS growth is negative for the three-year performance period, the total payout for the three-year performance period cannot exceed 100% of the target award based on relative TSR performance or LTI EPS growth as compared to the Performance Peer Group.
RELATIVE TO PERFORMANCE RESULTS. In 2025, the performance-based restricted stock awards granted in 2022 completed the three-year performance period (January 2022 to December 2024) and service requirements. The 2022 performance-based restricted stock awards vested based upon our relative TSR and LTI EPS growth performance. Our TSR for the three-year performance period was 15% while the median TSR for our Performance Peer Group was 13%, placing CMS, by comparison, at the 52nd percentile. Our LTI EPS growth for the three-year performance period was 26% while the median EPS growth for our Performance Peer Group was 13%, placing CMS, by comparison, at the 79th percentile. This resulted in performance-based restricted stock awards vesting at 105.3% for TSR and 173.4% for LTI EPS growth.
In 2026, the performance-based restricted stock awards granted in 2023 completed the three-year performance period (January 2023 to December 2025) and service requirements. The 2023 performance-based restricted stock awards vested based upon our relative TSR and EPS growth performance. Our TSR for the three-year performance period was 22% while the median TSR for our Performance Peer Group was 21%, placing CMS, by comparison, in the 52nd percentile, resulting in a vesting level of 105.8% of target. Our EPS growth for the three-year performance period was 24%. Our EPS growth for the three-year performance period (January 1, 2023 to December 31, 2025) relative to the Performance Peer Group is not expected to be known until after March 26, 2026.
In determining the amount of equity compensation that is provided to each NEO in a given year, we consider factors such as retention and incentive practices, the relative percentages of cash and equity paid by the Compensation Peer Group and other market data. Based on these factors, the CEO recommends to the Compensation Committee restricted stock awards

CMS ENERGY 2026 PROXY STATEMENT	33

for the NEOs, other than the CEO. The Compensation Committee reviews and approves or modifies the equity grants to the other NEOs. CEO restricted stock awards are determined by the Compensation Committee based principally on overall CEO performance and Compensation Peer Group data.
OPTION GRANTING PRACTICES. There have been no stock option grants since August 2003 and there are no outstanding options. The Compensation Committee periodically considers the use of stock options as part of the current compensation package for officers but has determined not to include stock options for LTI at this time. If a stock option were to be granted, the Stock Plan prohibits:
•re-pricing of stock options by reducing the exercise price;
•buy-backs; and
•cancellation of previously granted stock options and subsequent re-grant at a lower exercise price than the canceled stock option.
Perquisites
As part of our competitive compensation plan, the NEOs are eligible for limited perquisites provided by or paid for by us, which include an annual executive physical examination, security and technology services and relocation expenses. .
The annual physical examinations for all NEOs are at a facility of our choosing and at our expense. The Compensation Committee believes that it is an effective method of protecting the NEOs and us from preventable health-related disruptions. Perquisites provided to the NEOs are reviewed on a regular basis.
Post-Termination Compensation
SEVERANCE AND CHANGE-IN-CONTROL BENEFITS. All active NEOs are eligible to receive severance payments and other benefits if the officer's employment terminates for a qualifying event or circumstance as well as change-in-control benefits upon a qualifying event or circumstance after there has been a change-in-control of CMS. For additional information regarding severance and change-in-control benefits, including a definition of key terms and a quantification of benefits that would have been received by the NEOs had a qualifying termination or change-in-control occurred on December 31, 2025, see Potential Payments upon Termination or Change-in-Control, below.
We believe that these severance and change-in-control arrangements are an important part of our executive compensation program and will help to secure the continued employment and dedication of the NEOs, notwithstanding any concern they may have regarding their own continued employment, prior to or following a change-in-control. These agreements are useful for recruitment and retention as nearly all members of the Compensation Peer Group have comparable terms and conditions in place for their senior employees.
Deferred Compensation Plans
We have two deferred compensation plans that allow certain employees, including the NEOs, to defer receipt of base salary and/or incentive payments: Deferred Salary Savings Plan (“DSSP”) and the Annual Incentive Plan. The Annual Incentive Plan allows for deferral of up to 100% of the annual incentive award. CMS does not match incentive amounts that are deferred pursuant to the Annual Incentive Plan. Participants have only an unsecured contractual commitment from us to pay the amounts due under both the DSSP and the Annual Incentive Plan. For additional information regarding the DSSP, see DSSP, under Narrative to 2025 Nonqualified Deferred Compensation Table, below.
We offer these plans to be competitive with market practice and to permit highly taxed employees to defer the obligation, at their discretion, to pay taxes on certain elements of compensation that they are entitled to receive. The provisions of the DSSP and the Annual Incentive Plan permit them to do this while also receiving investment returns on deferred amounts. We believe these benefits are useful as retention and recruitment tools as many of the Compensation Peer Group companies provide similar plans to their senior employees.
Tax Qualified Retirement Plans
The Corporation sponsors tax-qualified retirement savings plans that cover a broad group of employees.
Cash Balance Plan
An interim Cash Balance Plan was in effect for salaried employees hired between July 1, 2003 and August 31, 2005. The Cash Balance Plan is a funded, tax-qualified, noncontributory defined-benefit plan. Benefits under the Cash Balance Plan are based on employees' earnings and placed in a notional account that grows at a prescribed interest rate and is payable from the general assets of the pension fund. Rochow is a participant in the Cash Balance Plan. All employees in the Cash Balance Plan are now participants in the Defined Company Contribution Plan.
Defined Company Contribution Plan
Salaried employees, including NEOs, hired after June 30, 2003 (including anyone previously eligible for the Cash Balance Plan), are eligible to participate in the Defined Company Contribution Plan (“DCCP”), a tax-qualified, noncontributory, defined contribution plan. We provide a contribution ranging from 5% to 7% of regular compensation based on tenure to the DCCP on behalf of the employee. All of the NEOs are covered under the DCCP. For additional information regarding the DCCP, see DCCP, under Narrative to 2025 All Other Compensation Table, below.

CMS ENERGY 2026 PROXY STATEMENT	34

Defined Contribution Supplemental Executive Retirement Plan
The Corporation maintains a supplemental executive retirement plan that allows certain employees, including eligible NEOs, to receive benefits in excess of the benefits that would be payable under the DCCP. The Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) is a nonqualified tax deferred defined contribution plan established for employees, including NEOs, not eligible to participate in the Corporation's Defined Benefit SERP due to the employee's hire or promotion date. Each of the NEOs participate in the DC SERP. For additional information, see DC SERP, under Narrative to 2025 Nonqualified Deferred Compensation Table, below.
We believe that our retirement plans, including the DC SERP, are a useful part of the NEO compensation program and assist in the retention of our senior executives since benefits increase for each year that these executives remain employed by us and continue their work on behalf of our shareholders and customers. The DC SERP is designed to provide a predictable retirement income, while the equity plan is performance-based and variable and is designed to align the interests of NEOs with our shareholders and customers. Further, we believe both long-term focused plans are consistent with typical market practice and supportive of the philosophy to provide a competitive NEO compensation program.
Employees’ Savings Plans
Under the Employees’ Savings Plan for Consumers and affiliated companies, a tax-qualified defined contribution retirement savings plan (“Savings Plan”), participating employees, including NEOs, may contribute a percentage of their regular earnings into their Savings Plan accounts. For additional information, see Savings Plan, under Narrative to 2025 All Other Compensation Table, below. We maintain the Savings Plan for our employees, including the NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax-efficient.
Corporate Governance as it Relates to Executive Compensation
Stock Ownership Guidelines
We have established stock ownership guidelines for our officers. These guidelines require our officers to establish and maintain or maintain an equity stake in CMS and thereby more closely link their interests with those of our shareholders. These stock ownership guidelines provide that, within five years of becoming an officer or receiving a promotion to a higher ownership requirement, each officer must own shares of CMS common stock with a value of one to six times base salary, depending on his or her position. Shares of performance-based restricted stock and stock options are not counted toward stock ownership guidelines. All of our NEOs were in compliance with these guidelines as of December 31, 2025.
The following table illustrates the required NEO stock ownership guidelines for our NEOs:

Garrick J. Rochow	6X base salary
Rejji P. Hayes	3X base salary
Tonya L. Berry	3X base salary
Shaun M. Johnson	3X base salary
Brandon J. Hofmeister	2X base salary
LeeRoy Wells Jr.	2X base salary
Failure of an officer to comply with the guidelines will result in the following:
•all future restricted stock awards will have sale restrictions until compliance is achieved;
•if after three years, an officer is not actively making progress toward the guidelines, 50% of any annual incentive may be paid in shares of restricted stock at the discretion of the Compensation Committee;
•after the compliance deadline, officers will not be authorized to sell shares of CMS common stock if such a sale would cause them to drop below the ownership guidelines; and
•after the compliance deadline, a portion or all of any annual incentive will be paid in shares of restricted stock as necessary to bring the officer into compliance with the ownership guidelines.
Succession Planning and Management Development
The Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. The Compensation Committee regularly reports to the Board on succession planning and advises on policies and principles for executive officer selection.

CMS ENERGY 2026 PROXY STATEMENT	35

Management's Role
Management works closely with the Compensation Committee in the executive compensation process. Except with respect to the CEO, management's responsibilities include:
•recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
•reporting executive performance evaluations;
•recommending base salary levels and other compensation, including equity awards; and
•recommending appointment of executives.
The CEO's compensation is determined solely by the Compensation Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
Clawback Provisions
The Corporation maintains a clawback policy to comply with SEC and NYSE listing rules (the "Dodd-Frank Clawback Policy"). Under the Dodd-Frank Clawback Policy, the Corporation is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Corporation, including the NEOs, in the event of an accounting restatement due to the Corporation’s material noncompliance with any financial reporting requirement under the securities laws. Prior to the Dodd-Frank Clawback Policy, certain compensation and benefit plans included "clawback" provisions, which may apply in circumstances not covered by the Dodd-Frank Clawback Policy. These compensation and benefit plans continue to provide the Compensation Committee with the discretion to require the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Compensation Committee may also, at its discretion, require a return of a benefit or award in the event of a mistake or accounting error in the calculation of such benefit or award.

CMS ENERGY 2026 PROXY STATEMENT	36

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation Committee of the Board of Directors of CMS and Consumers oversee CMS' and Consumers' compensation programs on behalf of the Board. In fulfilling their oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Combined Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in CMS' and Consumers' Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and CMS' and Consumers' Combined Proxy Statement on Schedule 14A relating to CMS' and Consumers' 2025 Annual Meeting of Shareholders each of which will be or has been filed with the SEC.

COMPENSATION AND HUMAN RESOURCES*
Ronald J. Tanski (Chair)
Laura H. Wright

*Butler and Leopold became members of the Compensation and Human Resources Committee as of February 20, 2026, which was subsequent to this report.

CMS ENERGY 2026 PROXY STATEMENT	37

2025 COMPENSATION TABLES
2025 Summary Compensation Table
The following table contains compensation information for the NEOs of CMS and Consumers for 2025, and to the extent required by SEC executive compensation disclosure rules, 2024 and 2023.
2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
(a)	(b)	($) (c)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
Garrick J. Rochow President and CEO, CMS and Consumers	2025	1,275,000	6,763,239	2,055,938	251	439,611	10,534,039
	2024	1,250,000	6,651,245	2,078,125	261	421,778	10,401,409
	2023	1,235,000	6,033,036	1,945,125	198	423,851	9,637,210
Rejji P. Hayes Executive Vice President and CFO, CMS and Consumers	2025	860,123	2,088,690	887,647	—	250,427	4,086,887
	2024	810,000	2,082,626	861,840	—	256,918	4,011,384
	2023	790,000	1,936,135	796,320	—	233,154	3,755,609
Tonya L. Berry (6) Executive Vice President and COO, CMS and Consumers	2025	585,411	795,694	532,161	—	118,647	2,031,913
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Shaun M. Johnson Executive Vice President, Business Transformation, Chief Legal & Administrative Officer CMS and Consumers	2025	682,644	1,223,401	704,488	—	180,416	2,790,949
	2024	620,000	1,249,550	618,450	—	160,576	2,648,576
	2023	565,000	1,006,849	533,925	—	157,421	2,263,195
Brandon J. Hofmeister Senior Vice President, Strategy, Sustainability and External Affairs, CMS and Consumers	2025	600,000	914,933	503,100	—	151,763	2,169,796
	2024	545,000	905,858	471,152	—	139,267	2,061,277
	2023	535,000	877,706	438,165	—	143,337	1,994,208
LeeRoy Wells Jr. Senior Vice President, President - Gas Delivery, Consumers	2025	585,000	1,084,014	565,988	—	160,605	2,395,607
	2024	575,000	1,067,357	573,562	—	135,586	2,351,505
	2023	545,000	955,139	480,690	—	132,003	2,112,832
(1)The amounts reported in this column include amounts deferred by the NEOs.
(2)The amounts represent the aggregate grant date fair value of the awards, which, with respect to those awards with a performance component, is based upon the probable outcome of the performance conditions, determined pursuant to ASC 718 and take into account the expected CMS common stock dividend yield associated with the 2023, 2024 and 2025 awards. See Note 12, Stock-based Compensation, to the Consolidated Financial Statements included in CMS' and Consumers' Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to ASC 718. The TSR vesting condition related to the performance-based restricted stock awards is considered a market condition and not a performance condition under ASC 718. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. The EPS growth vesting condition is a performance condition under ASC 718.
The 2025 grant date fair value for the EPS growth performance-based restricted stock, based on the probable achievement of the performance goals at the time of grant, was $2,550,024 for Rochow; $787,515 for Hayes; $300,018 for Berry; $461,282 for Johnson; $344,968 for Hofmeister and $408,719 for Wells Jr.
The grant date fair value for the EPS growth performance-based restricted stock, assuming the maximum achievement of the performance goals, would have been $5,100,048 for Rochow; $1,575,030 for Hayes; $600,037 for Berry; $922,563 for Johnson; $689,936 for Hofmeister and $817,438 for Wells Jr.
(3)The amounts reported in this column for 2025 consist of cash incentive awards earned in 2025 under our Annual Incentive Plan.
(4)This column does not reflect compensation paid to the NEO but instead represents the aggregate annual increase, as of December 31, 2023, December 31, 2024 and December 31, 2025, in actuarial values of each of the participating NEO's benefits under the Cash Balance Plan. The actuarial values are calculated pursuant to Financial Accounting Standards Board Accounting Codification Topic 715, Compensation — Retirement Benefits (ASC 715), and take into account discount rates and implementation of the current 2021 mortality table. See Note 11, Retirement Benefits, to the Consolidated Financial Statements included in CMS' and Consumers' Annual Report on

CMS ENERGY 2026 PROXY STATEMENT	38

Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in determining these amounts. Rochow is the only NEO covered by the Cash Balance Plan.
(5)Detail supporting all other compensation for 2025 is reflected in the 2025 All Other Compensation Table, below.
(6)Berry was not a NEO prior to 2025.

Narrative to 2025 Summary Compensation Table
Employment Agreements
During 2025, none of the NEOs were employed pursuant to a traditional employment agreement with CMS or Consumers. Each NEO has entered into a Change-in-Control Agreement and an Officer Separation Agreement. Please see Potential Payments Upon Termination or Change-in-Control, below, for a description of such agreements.
Restricted Stock Awards
Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan, pursuant to which restricted stock is awarded.
Cash Incentives
In 2025, the Compensation Committee established potential cash incentives for each of the NEOs under the 2025 Annual Incentive Plan. The amount of the potential incentive was tied to satisfaction of Annual Incentive EPS and Annual Incentive Utility targets approved by the Compensation Committee. The 2025 Annual Incentive Plan incentives were earned by the NEOs at 129% of target and are reported as “Non-Equity Incentive Plan Compensation” in the 2025 Summary Compensation Table. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Cash Compensation, above for a description of the Annual Incentive Plan.
Salary and Incentive in Proportion to Total Compensation as Defined by the 2025 Summary Compensation Table
For 2025, the NEOs received between 32% and 55% of their total direct compensation in the form of base salary and target cash incentive awards under our Annual Incentive Plan. As noted above, we believe that a substantial portion of each NEO's compensation should be in the form of equity awards. We believe that our current compensation program gives the NEOs substantial alignment with shareholders, while also permitting us to provide incentive to the NEO to pursue specific annual and long-term performance goals. Please see Compensation Discussion and Analysis, Objectives of Our Executive Compensation Program, above for a description of the objectives of our compensation program and overall compensation philosophy.

CMS ENERGY 2026 PROXY STATEMENT	39

2025 All Other Compensation Table
We provide the NEOs with additional benefits that we believe are reasonable, competitive and consistent with CMS' and Consumers' overall executive compensation program. The following table contains information regarding these other benefits for 2025.
2025 ALL OTHER COMPENSATION TABLE

	Registrant Contributions to Employees' Savings Plan and DCCP		Registrant Contributions to Nonqualified Deferred Compensation Plans (1)		Life Insurance Premium	Executive Physical (2)	Total
Name	($)		($)		($)	($)	($)
Garrick J. Rochow	42,953	(3)	390,812	(4)	1,746	4,100	439,611
Rejji P. Hayes	41,997	(5)	202,784	(6)	1,546	4,100	250,427
Tonya L. Berry	37,590	(7)	75,848	(8)	1,109	4,100	118,647
Shaun M. Johnson	41,674	(9)	133,420	(10)	1,222	4,100	180,416
Brandon J. Hofmeister	42,000	(11)	104,615	(12)	1,048	4,100	151,763
LeeRoy Wells Jr.	43,027	(13)	112,456	(14)	1,022	4,100	160,605
(1)The amounts reflected in this column are also disclosed in the subsequent 2025 Nonqualified Deferred Compensation Table (column (c)).
(2)The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.
(3)Includes $24,500 contributed by the Corporation under the DCCP.
(4)Includes $335,312 contributed by the Corporation under the DC SERP and $55,500 contributed by the Corporation under the DSSP.
(5)Includes $21,000 contributed by the Corporation under the DCCP.
(6)Includes $172,184 contributed by the Corporation under the DC SERP and $30,600 contributed by the Corporation under the DSSP.
(7)Includes $21,000 contributed by the Corporation under the DCCP.
(8)Includes $75,848 contributed by the Corporation under the DC SERP.
(9)Includes $21,000 contributed by the Corporation under the DCCP.
(10)Includes $113,470 contributed by the Corporation under the DC SERP and $19,950 contributed by the Corporation under the DSSP.
(11)Includes $21,000 contributed by the Corporation under the DCCP.
(12)Includes $89,615 contributed by the Corporation under the DC SERP and $15,000 contributed by the Corporation under the DSSP.
(13)Includes $24,500 contributed by the Corporation under the DCCP.
(14)Includes $98,356 contributed by the Corporation under the DC SERP and $14,100 contributed by the Corporation under the DSSP.

Narrative to 2025 All Other Compensation Table
DCCP
Salaried employees, including NEOs, hired after June 30, 2003 are eligible to participate in the DCCP. Under the DCCP, CMS provides a contribution based on regular compensation tiered for tenure as follows: 0-5 years equals 5% (unless hired before January 1, 2016, 6%); 6-11 years equals 6% and 12 plus years equals 7%, up to the Internal Revenue Code of 1986, as amended ("IRC") compensation limit ($350,000 for 2025), to the DCCP on behalf of the employee which vests immediately and is payable upon termination of employment. Each of the NEOs participate in the DCCP and Rochow, Hayes, Berry, Johnson, Hofmeister and Wells Jr. receive contributions under the DCCP equal to 7%, 6%, 6%, 6%, 7% and 7%, respectively, of regular compensation.
Savings Plan
Under the Savings Plan for Consumers and affiliated companies, participating employees may contribute a percentage of their regular earnings into their Savings Plan accounts. NEOs, because they are considered highly compensated, may only contribute up to 20%, subject to the IRC annual dollar limit. In addition, under the Savings Plan, an amount equal to 100% of the first 6% of employees’ regular earnings contributions are matched by the Corporation. The matching contribution is allocated among the participant employees' investment choices. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59½, subject to certain exceptions set forth in the IRC regulations.

CMS ENERGY 2026 PROXY STATEMENT	40

2025 Grants of Plan-Based Awards Table
The following table summarizes non-equity and equity awards made to the NEOs during 2025.
2025 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (3) (#) (i)	Grant Date Fair Value of Stock Awards (4) ($) (j)
Name (a)	Grant Date (b)	Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Garrick J. Rochow	1/30/2025	1/29/2025	—	—	—	38,520	77,040	154,080	—	5,063,223
	1/30/2025	1/29/2025	—	—	—	—	—	—	25,680	1,700,016
	—	—	12,750	1,593,750	3,067,969	—	—	—	—	—
Rejji P. Hayes	1/30/2025	1/29/2025	—	—	—	11,896	23,792	47,584	—	1,563,658
	1/30/2025	1/29/2025	—	—	—	—	—	—	7,931	525,032
	—	—	5,505	688,098	1,324,589	—	—	—	—	—
Tonya L. Berry	1/30/2025	1/29/2025	—	—	—	4,532	9,064	18,128	—	595,704
	1/30/2025	1/29/2025	—	—	—	—	—	—	3,021	199,990
	—	—	3,300	412,528	794,116	—	—	—	—	—
Shaun M. Johnson	1/30/2025	1/29/2025	—	—	—	6,968	13,936	27,872	—	915,902
	1/30/2025	1/29/2025	—	—	—	—	—	—	4,645	307,499
	—	—	4,369	546,115	1,051,271	—	—	—	—	—
Brandon J. Hofmeister	1/30/2025	1/29/2025	—	—	—	5,211	10,422	20,844	—	684,954
	1/30/2025	1/29/2025	—	—	—	—	—	—	3,474	229,979
	—	—	3,120	390,000	750,750	—	—	—	—	—
LeeRoy Wells Jr.	1/30/2025	1/29/2025	—	—	—	6,174	12,348	24,696	—	811,535
	1/30/2025	1/29/2025	—	—	—	—	—	—	4,116	272,479
	—	—	3,510	438,750	844,594	—	—	—	—	—
(1)These amounts consist of cash awards under our Annual Incentive Plan. For each NEO, the payment was 129% of target and is reported as Non-Equity Incentive Plan Compensation in the 2025 Summary Compensation Table. These cash awards were granted and earned in 2025, with the payouts approved by the Compensation Committee in late January 2026 and the awards paid in February 2026.
(2)These awards consist of the performance-based restricted stock awarded under our Stock Plan. Seventy-five percent (75%) of the 2025 annual restricted stock awards were performance-based and vest 100% three years after the original award date, contingent on a comparison of TSR performance and EPS growth to the Performance Peer Group during the January 1, 2025 to December 31, 2027 performance period.
(3)These awards consist of the remaining 25% of the 2025 annual restricted stock awards awarded under our Stock Plan that vest based upon tenure only on the three-year anniversary of the award date.
(4)The amounts in column (j) are based upon the aggregate grant date fair value of the awards reported in columns (g) and (i) as determined pursuant to ASC 718, based upon probable outcome of the performance-based vesting conditions. See Note 12, Stock-based Compensation, to the Consolidated Financial Statements included in CMS' and Consumers' Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts pursuant to ASC 718.

CMS ENERGY 2026 PROXY STATEMENT	41

The following tables provide information regarding unvested restricted stock awards for each of the NEOs on December 31, 2025.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025 TABLES
Outstanding Equity Awards – Garrick J. Rochow

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	23,393	1,635,872	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	40,559	2,836,291	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	57,504	4,021,255	—	—
1/25/2024-1/25/2027	—	—	—	—	28,283	1,977,830	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	22,405	1,566,782
1/25/2024-3/25/2027	—	—	—	—	—	—	44,810	3,133,563
1/30/2025-1/30/2028	—	—	—	—	25,680	1,795,802	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	19,703	1,377,831
1/30/2025-3/24/2028	—	—	—	—	—	—	78,812	5,511,323

CMS ENERGY 2026 PROXY STATEMENT	42

Outstanding Equity Awards – Rejji P. Hayes

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options –Exercisable	Number of Securities Underlying Unexercised Options –Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	7,507	524,965	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	13,016	910,209	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	18,453	1,290,418	—	—
1/25/2024-1/25/2027	—	—	—	—	8,856	619,300	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	7,016	490,629
1/25/2024-3/25/2027	—	—	—	—	—	—	14,031	981,188
1/30/2025-1/30/2028	—	—	—	—	7,931	554,615	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	6,085	425,524
1/30/2025-3/24/2028	—	—	—	—	—	—	24,340	1,702,096
Outstanding Equity Awards – Tonya L. Berry

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options –Exercisable	Number of Securities Underlying Unexercised Options –Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	2,402	167,972	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	4,166	291,328	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	5,907	413,077	—	—
1/25/2024-1/25/2027	—	—	—	—	3,210	224,475	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	2,543	177,832
1/25/2024-3/25/2027	—	—	—	—	—	—	5,085	355,594
1/30/2025-1/30/2028	—	—	—	—	3,021	211,259	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	2,319	162,168
1/30/2025-3/24/2028	—	—	—	—	—	—	9,274	648,531

CMS ENERGY 2026 PROXY STATEMENT	43

Outstanding Equity Awards – Shaun M. Johnson

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	3,904	273,007	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	6,769	473,356	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	9,597	671,118	—	—
1/25/2024-1/25/2027	—	—	—	—	5,314	371,608	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	4,209	294,335
1/25/2024-3/25/2027	—	—	—	—	—	—	8,417	588,601
1/30/2025-1/30/2028	—	—	—	—	4,645	324,825	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	3,565	249,300
1/30/2025-3/24/2028	—	—	—	—	—	—	14,258	997,062
Outstanding Equity Awards – Brandon J. Hofmeister

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	3,403	237,972	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	5,902	412,727	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	8,367	585,104	—	—
1/25/2024-1/25/2027	—	—	—	—	3,852	269,370	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	3,052	213,426
1/25/2024-3/25/2027	—	—	—	—	—	—	6,104	426,853
1/30/2025-1/30/2028	—	—	—	—	3,474	242,937	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	2,666	186,433
1/30/2025-3/24/2028	—	—	—	—	—	—	10,662	745,594

CMS ENERGY 2026 PROXY STATEMENT	44

Outstanding Equity Awards – LeeRoy Wells Jr.

	Option Awards				Stock Awards
Grant Date and Vest Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (6)
(a)	(#) (b)	(#) (c)	($) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
1/26/2023-1/26/2026	—	—	—	—	3,704	259,021	—	—
1/26/2023-1/26/2026 (1)	—	—	—	—	6,421	449,021	—	—
1/26/2023-3/26/2026 (2)	—	—	—	—	9,104	636,643	—	—
1/25/2024-1/25/2027	—	—	—	—	4,539	317,412	—	—
1/25/2024-1/25/2027	—	—	—	—	—	—	3,596	251,468
1/25/2024-3/25/2027	—	—	—	—	—	—	7,191	502,867
1/30/2025-1/30/2028	—	—	—	—	4,116	287,832	—	—
1/30/2025-1/30/2028	—	—	—	—	—	—	3,158	220,839
1/30/2025-3/24/2028	—	—	—	—	—	—	12,632	883,356
(1)Included in column (f) are the 2023 performance-based restricted stock awards, which vested based on a comparison of TSR to the Performance Peer Group over January 1, 2023 through December 31, 2025 performance period and recipient's continued service through January 26, 2026. Because the performance period concluded as of December 31, 2025, these awards are reported in column (f) as they remained subject to post-performance period tenure-based vesting requirements as of December 31, 2025. The number of shares reflects the actual shares earned based on the payout percentage achieved of 105.8%.
(2)Included in column (f) are the 2023 performance-based restricted stock awards, which vest based on a comparison of EPS growth to the Performance Peer Group over the January 1, 2022 through December 31, 2025 performance period and the recipient's continued service through March 26, 2026. Because the performance period concluded as of December 31, 2025, these awards are reported in column (f) as they remained subject to post-performance period tenure-based vesting requirements as of December 31, 2025. The Compensation Committee will not be able to determine performance until after March 26, 2026. For purposes of this table, we have included the awards based on 150% of the target level awarded.
(3)Outstanding shares of restricted stock (based upon the combination of tenure-based awards (column (f)) are reflected at the original share amounts awarded (other than as noted in footnotes (1) and (2) to these tables) and performance-based awards (column (h)) are reflected at the 50% percentage level for 2025 TSR shares and 2024 TSR shares, and at the 200% percentage level for 2025 EPS shares and at the 100% percentage level for 2024 EPS shares awarded under the Stock Plan).
For performance-based restricted stock awards, in lieu of dividends, recipients receive additional performance-based shares of restricted stock that will vest/forfeit based on CMS' performance and are included above.
(4)Calculated based upon the year-end closing price of CMS common stock of $69.93 per share.
(5)Per SEC regulations, the shares and dollars disclosed in the above table in columns (h) and (i), are based upon the threshold performance, unless prior year performance exceeds threshold, then it is based upon the next higher performance level in excess of prior year performance. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan.
(6)The performance vesting period for each performance-based grant is as follows:
2023: 1/1/2023 – 12/31/2025
2024: 1/1/2024 – 12/31/2026
2025: 1/1/2025 – 12/31/2027

CMS ENERGY 2026 PROXY STATEMENT	45

2025 Stock Vested
The following table provides information concerning the vesting of stock during 2025 for each NEO.
2025 STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Name (a)	(#)	($)	(#) (b)	($) (c)
Garrick J. Rochow	—	—	115,471	8,052,213
Rejji P. Hayes	—	—	37,752	2,632,586
Tonya L. Berry	—	—	9,988	696,496
Shaun M. Johnson	—	—	17,766	1,238,890
Brandon J. Hofmeister	—	—	17,766	1,238,890
LeeRoy Wells Jr.	—	—	16,095	1,122,356
(1)The value realized is based upon the CMS common stock closing price of $65.77 on January 29, 2025 and $73.50 on March 21, 2025. TSR for the three-year period from January 2022 to December 2024 was 15% while the median TSR for the Performance Peer Group was 13% resulting in the performance-based restricted stock vesting at 105.3% of target on January 29, 2025. Our EPS growth for the three-year period from January 2022 to December 2024 was 26% while the median EPS growth for the Performance Peer Group was 13% resulting in the performance-based restricted stock vesting at 173.4% of target on March 21, 2025.
2025 Pension Benefits
The following table provides information concerning defined benefit plans as of December 31, 2025 for each participating NEO. The only NEO who participated in a defined benefit plan as of December 31, 2025 was Rochow.
2025 PENSION BENEFITS TABLE

		Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name (a)	Plan Name (b)	(#) (c)	($) (d)	($) (e)
Garrick J. Rochow (1)	Cash Balance Plan	N/A	6,219	—
Rejji P. Hayes (2)	N/A	N/A	N/A	N/A
Tonya L. Berry (2)	N/A	N/A	N/A	N/A
Shaun M. Johnson (2)	N/A	N/A	N/A	N/A
Brandon J. Hofmeister (2)	N/A	N/A	N/A	N/A
LeeRoy Wells Jr. (2)	N/A	N/A	N/A	N/A
(1)Rochow qualifies for the Cash Balance Plan since he was rehired after June 30, 2003 and before August 30, 2005. See the 2025 All Other Compensation Table and the 2025 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the other plans in which Rochow participates.
(2)Hayes, Berry, Johnson, Hofmeister and Wells Jr. who were each hired after June 30, 2003, are not eligible to participate in the Cash Balance Plan or any other defined benefit plan of the Corporation. See the 2025 All Other Compensation Table and the 2025 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the plans in which Hayes, Berry, Johnson, Hofmeister, and Wells Jr. participate.

CMS ENERGY 2026 PROXY STATEMENT	46

Narrative to 2025 Defined Benefit Table
Cash Balance Plan
The Cash Balance Plan is a funded, tax-qualified, noncontributory defined benefit plan. Benefits under the Cash Balance Plan are based on the employee's earnings. It is not an individual account but is a benefit payable from the general assets of the pension fund. Rochow is the only NEO with a benefit in the Cash Balance Plan.
The Cash Balance Plan credits an amount equal to 5% of base pay received from the year the participant began earning credits through any pay period before September 1, 2005 to a notional account. The credits were allocated on December 31 each year. The credits do not apply to incentive compensation amounts. The Cash Balance notional account is also increased annually with an interest credit based on the 30-year constant maturity treasury bond.
If employment ends under the Cash Balance Plan, participants may elect to receive their benefit at the time the employment terminates, or they may elect to defer benefits to a later date, but not later than age 70 ½. Participants have the following payment elections: (1) a monthly payment for life; (2) a monthly payment for life with a 50% or 75% payment to a spouse or other individual upon death; or (3) a single sum equal to account balance. Once payment begins under the Cash Balance Plan, no changes can be made to an election. If the choice was to defer receipt of benefits, interest credits will continue to be applied.
Effective September 1, 2005, the Cash Balance Plan was closed to new participants and any existing participants were eligible for the DCCP.
2025 Nonqualified Deferred Compensation
The following table contains nonqualified deferred compensation information for the NEOs for 2025.
2025 NONQUALIFIED DEFERRED COMPENSATION TABLE (1)

		Executive Contributions in Last FY (2)	Registrant Contributions in Last FY (3)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FYE (4)
Name (a)	Plan Name	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)
Garrick J. Rochow	DSSP	246,750.00	55,500.00	317,134.00	—	2,115,030.00
	DC SERP	—	335,312.00	453,147.00	—	3,022,134.00
Rejji P. Hayes	DSSP	30,600.00	30,600.00	64,990.00	—	455,030.00
	DC SERP	—	172,184.00	311,244.00	—	2,179,180.00
Tonya L. Berry	DSSP	—	—	—	—	—
	DC SERP	—	75,848.00	42,709.00	—	362,750.00
Shaun M. Johnson	DSSP	19,950.00	19,950.00	44,128.00	—	280,606.00
	DC SERP	—	113,470.00	162,684.00	—	1,034,503.00
Brandon J. Hofmeister	DSSP	15,000.00	15,000.00	33,946.00	—	219,110.00
	DC SERP	—	89,615.00	147,917.00	—	954,743.00
LeeRoy Wells Jr.	DSSP	14,100.00	14,100.00	6,980.00	—	45,585.00
	DC SERP	—	98,356.00	103,112.00	—	673,399.00
(1)Nonqualified deferred compensation plans are plans providing for deferral of compensation that do not satisfy the minimum coverage, nondiscrimination and other rules that qualify broad-based plans for favorable tax treatment under the IRC. This table only includes the DSSP and DC SERP and does not include the Corporation's contributions or related match to the Savings Plan which is a tax-qualified defined contribution plan and shown in the 2025 All Other Compensation Table.
(2)This compensation is also reflected in the 2025 Summary Compensation Table — Salary column.
(3)This compensation is also reflected in the 2025 Summary Compensation Table — All Other Compensation column.
(4)The following DSSP and DC SERP executive and registrant contributions were previously reported as compensation in the Summary Compensation Tables for 2024 and 2023, respectively: Rochow $615,612 / $617,450; Hayes $238,370 / $191,227; Berry N/A / N/A; Johnson $131,143 / $126,925; Hofmeister $105,067 / $111,081 and Wells Jr. $88,319 / $86,213.

CMS ENERGY 2026 PROXY STATEMENT	47

Narrative to 2025 Nonqualified Deferred Compensation Table
DSSP
An employee who has base salary (excluding any bonus, incentive or other premium pay) before deductions for taxes and other withholdings in excess of the IRC compensation limit is eligible and may elect to participate in the DSSP. The DSSP is an unfunded (for the purposes of ERISA) non-qualified tax deferred defined contribution plan. The DSSP is funded by CMS with trusts. However, participants have only an unsecured contractual commitment from the Corporation to pay the amounts due under the DSSP and any funds are considered general assets of the Corporation and are subject to claims of creditors.
A participant in the DSSP may elect in the prior year to defer 0% or 6% of his or her base salary that exceeds the IRC compensation limit and the Corporation will match 100% of the first 6% of the deferral, which is the same matching rate as the Savings Plan (equivalent to 6%). In addition, a DSSP eligible participant may elect an additional deferral of up to 50% of the participant's base salary for the calendar year. This additional deferral is not eligible for a Corporation match. The combined maximum total of the DSSP deferral amount and a 6% Savings Plan deferral is 62% of base salary. At the time a participant elects a deferral, a distribution election is also made for this class year deferral. Each class year deferral is payable either at a certain date five or more years in the future or upon separation from service with the Corporation either as a series of payments over two to 15 years or in a lump sum. The participant decides how Corporation contributions are invested among a broad array of mutual funds selected by us and provided by the record keeper.
Earnings in the DSSP are based on the change in market value of the mutual funds selected by the participant. All NEOs are eligible for the DSSP.
DC SERP
Pursuant to the DC SERP, employees with a title of executive director or above (and certain other employees) who are not participants in the Defined Benefit Supplemental Executive Retirement Plan are eligible to participate in the DC SERP. Under the DC SERP, the Corporation provides contributions in an amount ranging between 5% and 15% (depending on position and hire/promotion date) of each employee's regular earnings up to the IRC annual compensation limit, employee regular earnings in excess of the IRC annual compensation limit, and awards earned under the Annual Incentive Plan. Funds equal to the DC SERP are transferred to a mutual fund family at the time we contribute. Earnings or losses are based on the rate of return of the mutual funds selected by the participant. Although the DC SERP is funded by the Corporation, participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Rochow, Berry, Johnson, Hofmeister and Wells Jr. each receive contributions under the DC SERP equal to 10% of regular earnings (above and below the IRC annual compensation limit) and 10% of awards earned under the Annual Incentive Plan, while Hayes receives contributions under the DC SERP equal to 10% of regular earnings below the IRC annual compensation limit, 15% of regular earnings above the IRC annual compensation limit, and 15% of his award under the Annual Incentive Plan. Contributions earned before 2019 are fully vested. For 2019 and beyond, contributions will become vested once the eligible NEO reaches age 55 with five years of participation in the Plan (with certain exceptions for death, disability or mandatory retirement).
Potential Payments upon Termination or Change-in-Control
As noted above under Compensation Discussion and Analysis, Post-Termination Compensation, Severance and Change-in-Control Benefits, our executives are eligible to receive separation and change-in-control benefits upon a qualifying termination of employment. These benefits are provided through two separate types of agreements:
•Officer Separation Agreements (“OS Agreements”) and
•Change-in-Control Agreements (“CIC Agreements”).
We have entered into OS Agreements and CIC Agreements with each of the NEOs. The OS Agreements provide for payments and other benefits if the officer is terminated under circumstances specified in the OS Agreement unrelated to a change-in-control (as defined in the CIC Agreements). The CIC Agreements provide for payments and other benefits only if the NEO is terminated under the circumstances specified in the CIC Agreements within two years following a change-in-control.
OS AGREEMENTS. The OS Agreements provide for payments of certain benefits, as described in the table below, upon circumstances of termination of the employment of the NEO. Central to an understanding of the rights of each NEO is an understanding of the definition of “Cause.” For purposes of these agreements, we have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft or other act constituting a felony involving moral turpitude.
If the Corporation does not have Cause and terminates a NEO who has an OS Agreement for any reason, the NEO receives the benefits described in the table below.
These agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against the Corporation and certain associated individuals and entities. These agreements also include non-disparagement and confidentiality provisions that would apply for an unlimited

CMS ENERGY 2026 PROXY STATEMENT	48

period of time following the NEO's termination of employment. Payments under these agreements are payable in a lump sum.
Under the OS Agreements, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to the termination date while performance-based restricted stock awards will vest at the end of the performance period on a pro-rata basis based on service provided during the performance period up to the termination date and actual performance of the Corporation.
Benefits for the NEOs under the OS Agreements are based on their executive career level (i.e., Senior Vice President, Executive Vice President, etc.).
CIC AGREEMENTS AND PROVISIONS. The CIC Agreements contain provisions that provide for payments in the event of a change-in-control. The change-in-control provisions (“CIC Provisions”) function in a manner similar to the severance provisions in the OS Agreements, except that NEOs become entitled to benefits under the CIC Provisions only in the event of a double trigger consisting of a change-in-control and qualifying termination of employment during the two-year period following the change-in-control. As part of the CIC Provisions, a portion of the severance payments to a terminated NEO is consideration for the NEO entering into a “non-compete” agreement.
A change-in-control of CMS is defined in the CIC Agreements to mean:
•the consummation of certain types of transactions, including mergers and the sale of all, or substantially all, of our assets;
•the acquisition by any person or entity of the beneficial ownership of securities representing 25% or 30% (depending upon the particular agreement) or more of the combined voting power of our then outstanding voting securities;
•a change in the composition of the Board such that individuals who at the effective date of the agreement constituted the Board and any new Directors elected or nominated by at least 2/3 of the Directors who were either Directors at the effective date of the agreement or were so elected or nominated, cease for any reason to constitute a majority of the Board; or
•the liquidation or distribution of all or substantially all of our assets.
The definitions of Cause and Good Reason are central to an understanding of the NEO's rights under the CIC Provisions. Under the CIC Provisions, “Cause” has the same meaning as set forth in the OS Agreements discussed above.
The NEO is said to have Good Reason to terminate his or her employment under the CIC Provisions if the assignment to the NEO of duties is materially inconsistent with his or her position (including status, offices, titles and reporting requirements), authority or responsibilities as in effect immediately prior to the change-in-control; the Corporation takes any action which results in a material diminution of the NEO's position, authority, duties or responsibilities as constituted immediately prior to the change-in-control (excluding an isolated, insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the NEO); there is a material reduction in the NEO's base salary, incentive opportunity, Stock Plan award level, benefits or status; or under other circumstances specified in the definition, including the relocation of the NEO's principal job location or office to more than 35 miles from its location at the time of entry into the CIC Agreement. Payments under the CIC provisions are payable in a lump sum.
The benefits to be provided to the NEOs in each of those situations are described in the table below, which assumes that the termination had taken place on December 31, 2025, the last business day of our most recent fiscal year.
The CIC Agreements with each NEO do not contain tax gross-up provisions with respect to IRC Section 280G and Section 4999 excise taxes. The CIC Agreements contain a “best net benefit” provision which provides that the Corporation's payments to the NEO can be reduced to the extent that no portion of the reduced payments shall be subject to the excise tax, but only if the NEO's net after-tax benefit is greater than his or her net after-tax benefit would have been if such reduction were not made and the NEO paid the excise tax.
Restricted stock under the CIC Agreements includes double-trigger vesting provisions (meaning, both a change-in-control and a qualifying termination of employment must occur in order for the equity to vest). Under the CIC Agreements, all performance-based restricted-stock awards will vest on a pro-rata basis based upon the service provided prior to the change-in-control date with any performance-based restrictions vesting at target level.
NEOs cannot receive benefits under both the CIC Agreements and OS Agreements.
RETIREMENT/DISABILITY/DEATH. Upon death, 100% of the restricted stock vests with any performance-based restricted stock vesting at target levels. Upon retirement or disability, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to retirement or disability while performance-based restricted stock awards vest at the end of the performance period on a pro-rata basis based on service provided during the performance period prior to the retirement or disability and actual performance of the Corporation during the performance period. In the case of retirement or disability, the Compensation Committee has the discretion, in exceptional circumstances, to waive the forfeiture of restricted stock awarded.

CMS ENERGY 2026 PROXY STATEMENT	49

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

	Garrick J. Rochow	Rejji P. Hayes	Tonya L. Berry	Shaun M. Johnson	Brandon J. Hofmeister	LeeRoy Wells Jr.
	($)	($)	($)	($)	($)	($)
Termination Without Cause Payments (1):
One and three-fourths times 2025 base salary	2,231,250	N/A	N/A	N/A	N/A	N/A
One and one-half times 2025 base salary	N/A	1,327,500	952,500	1,050,000	900,000	877,500
Unvested restricted stock awards (2)	15,012,130	4,744,844	1,638,064	2,655,545	2,107,853	2,393,471
DC SERP benefit (3)	2,180,530	1,677,367	352,245	814,966	743,928	594,389
TOTAL	19,423,910	7,749,711	2,942,809	4,520,511	3,751,781	3,865,360
Change-in-Control Payments (4):
Two times 2025 base salary	2,550,000	1,770,000	1,270,000	1,400,000	1,200,000	1,170,000
Two times incentive @ 100% 2025 performance target	3,187,500	1,416,000	952,500	1,120,000	780,000	877,500
Pro-rata incentive based on service period in year triggered	1,593,750	708,000	476,250	560,000	390,000	438,750
DC SERP benefit (3)	2,913,655	2,261,467	622,120	1,122,966	980,928	843,014
Medical Coverage Payment (5)	43,910	43,910	43,910	43,910	43,910	43,910
Unvested restricted stock awards (2)	16,868,608	5,321,020	1,853,728	2,995,964	2,359,601	2,691,163
TOTAL	27,157,423	11,520,397	5,218,508	7,242,840	5,754,439	6,064,337
Retirement (6):
Pro-rata incentive based on service period in year triggered	__	__	__	__	__	__
Unvested restricted stock awards (2)	__	__	__	__	__	__
TOTAL	__	__	__	__	__	__
Disability:
Pro-rata incentive based on service period in year triggered	1,593,750	708,000	476,250	560,000	390,000	438,750
Unvested restricted stock awards (2)	15,012,130	4,744,844	1,638,064	2,655,545	2,107,853	2,393,471
TOTAL	16,605,880	5,452,844	2,114,314	3,215,545	2,497,853	2,832,221
Death:
Pro-rata incentive based on service period in year triggered	1,593,750	708,000	476,250	560,000	390,000	438,750
Unvested restricted stock awards (2)	22,673,544	7,122,790	2,528,039	4,060,765	3,146,920	3,622,024
TOTAL	24,267,294	7,830,790	3,004,289	4,620,765	3,536,920	4,060,774
(1)Reflects payments under OS Agreements.
(2)Based upon the year-end closing price of CMS common stock of $69.93 per share. The performance-based restricted stock awards outstanding are valued based on target levels.
(3)Rochow's, Hayes', Berry's, Johnson's, Hofmeister's and Wells Jr.'s DC SERP account balances would fully vest; their unvested balances are $2,180,530; $1,677,367; $352,245; $814,966; $743,928 and $594,389, respectively. In addition, in the event of a change-in-control, Hayes would receive an amount equal to 15% of his salary and incentive-based change-in-control payment and Rochow, Berry, Johnson, Hofmeister and Wells Jr. would receive an amount equal to 10% of their salary and incentive-based change-in-control payments.
(4)Pursuant to the CIC Agreements.
(5)Pursuant to the CIC Agreement, Medical Coverage Payments include two years of company-paid medical expenses.
(6)None of our NEOs were eligible for retirement as of December 31, 2025.
CEO Pay Ratio
It is the philosophy of CMS and Consumers to provide market-based compensation tied to performance. An employee's compensation is based on a combination of the market value of his or her position along with individual experience and performance.
CMS Median Employee
For the fiscal year ended December 31, 2025, the median of the annual total compensation of all CMS employees (other than Rochow, President and CEO), was $187,884; and the annual total compensation of the President and CEO was $10,534,039. Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all CMS employees was 56.1 to 1.

CMS ENERGY 2026 PROXY STATEMENT	50

SUMMARY COMPENSATION TABLE – CMS MEDIAN EMPLOYEE

	Salary ($)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Median Employee (1)	123,596	—	—	8,710	47,786	7,792	187,884
(1)Median employee occupies an exempt supervisor position in Michigan that requires extensive company or industry experience.
Consumers Median Employee
For the fiscal year ended December 31, 2025, the median of the annual total compensation of all Consumers employees (other than Rochow, President and CEO), was $182,851; and the annual total compensation of the President and CEO was $10,534,039. Based on this information the ratio of the annual total compensation of the President and CEO to the median of the annual total compensation of all Consumers employees was 57.6 to 1.
SUMMARY COMPENSATION TABLE – CONSUMERS MEDIAN EMPLOYEE

	Salary ($)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Median Employee (1)	145,656	—	—	—	31,497	5,698	182,851
(1)Median employee occupies a union welding position in Michigan that requires a high level of background knowledge and qualifications in multiple technical areas.
For purposes of this disclosure, we utilized the same median employees that we identified for fiscal year 2024, as we believe that there have been no changes in our employee population or employee compensation arrangements that we believe would result in significant changes to this disclosure. In determining the median employee for each of CMS and Consumers in 2024, our calculation included employees as of October 31, 2024, as follows:

CMS, including Consumers		Consumers
Full-time employees	8,292	Full-time employees	8,058
Seasonal or temporary employees (1)	39	Seasonal or temporary employees (1)	37
Part-time employees	1	Part-time employees	1
Total employees	8,332	Total employees	8,096
Average Tenure	12.4 years	Average Tenure	12.5 years
(1)Temporary employees include interns. There were no seasonal employees that were active as of October 31, 2024.
All employees are U.S.-based with the majority of our employee population in Michigan. Total compensation for purposes of determining the median employee is illustrated below by pay element. We identified each of CMS' and Consumers' median employees using these compensation measures, which were consistently applied to all employees.
The pay elements that were included in the annual total compensation to identify the median employee were:
•salary for all full-time and part-time permanent employees, based on salary level in effect as of October 31, 2024 and hours worked during the year;
•salary received in fiscal year 2024 for seasonal or temporary employees as of October 31, 2024;
•annual incentive target values for performance year 2024;
•grant date value of stock awards granted in fiscal year 2024;
•relocation, housing and/or auto allowance paid in fiscal year 2024; and
•reimbursement for Corporation-paid executive physical during fiscal year 2024.

CMS ENERGY 2026 PROXY STATEMENT	51

Once the annual total compensation was calculated for each employee using the above measures, the annual total compensation of all employees was ranked except for the President and CEO from lowest to highest, and the median employee was identified.
The median employee's compensation for fiscal year 2025 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as prescribed for inclusion in the 2025 Summary Compensation Table included in this Proxy Statement. With respect to the annual total compensation of the President and CEO, the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement was used.
Pay versus Performance
It is the philosophy of CMS and Consumers to provide executive compensation tied to performance. Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Corporation's principal executive officer (“PEO”) and the Corporation's non-PEO NEOs, as noted below. “Compensation Actually Paid” represents a SEC required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO's realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to restricted stock awards which remain subject to forfeiture if the vesting conditions are not satisfied.
PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on: (4)
Year	Summary Compensation Table Total for Rochow	Compensation Actually Paid to Rochow	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (7)	Adjusted Earnings Per Share
(1)	($) (2)	($) (3)	($) (2)	($) (3)	($) (4)	($) (5)	($000,000)	($) (6)
2025	10,534,039	12,284,421	2,695,030	2,850,191	131	166	1,061	3.61
2024	10,401,409	15,578,999	2,768,186	3,781,203	122	145	993	3.34
2023	9,637,210	9,633,469	2,531,461	2,605,141	104	118	877	3.11
2022	8,706,194	8,225,820	2,373,793	2,335,728	110	125	827	2.89
2021	6,871,068	7,746,202	2,131,976	2,587,565	109	126	1,348	2.65
(1)The PEO and NEOs for the applicable years were as follows:
•2025: Rochow served as the President and CEO of CMS and Consumers for the entirety of 2025 and the other NEOs of CMS and Consumers were: Hayes, Berry, Johnson, Hofmeister and Wells Jr.
•2024: Rochow served as the President and CEO of CMS and Consumers for the entirety of 2024 and the other NEOs of CMS and Consumers were: Hayes, Hofmeister, Johnson and Wells Jr.
•2023: Rochow served as the President and CEO of CMS and Consumers for the entirety of 2023 and the other NEOs of CMS and Consumers were: Hayes, Hofmeister, Johnson and Wells Jr.
•2022: Rochow served as the President and CEO of CMS and Consumers for the entirety of 2022 and the other NEOs of CMS and Consumers were: Hayes, Hofmeister, Johnson and Brian F. Rich.
•2021: Rochow served as the President and CEO of CMS and Consumers for the entirety of 2021 and the other NEOs of CMS and Consumers were: Hayes, Jean-Francois Brossoit, Johnson and Brian F. Rich.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Rochow and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs of CMS and Consumers reported for the applicable year other than the PEO.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Rochow and for the average of the other NEOs is set forth in the table following the footnotes to this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance. See the Compensation Discussion and Analysis for further information regarding how TSR is calculated for purposes of the long-term incentive program.

CMS ENERGY 2026 PROXY STATEMENT	52

(5)The TSR Peer Group is the same peer group utilized in CMS' and Consumers' Annual Report on Form 10-K for the year ended December 31, 2025 and consists of utilities listed in the Standard & Poor's 400 Utilities Index, an independently prepared index that consists of companies in the utilities industry.
(6)As noted in the Compensation Discussion and Analysis, for 2025, the Compensation Committee determined that adjusted EPS continues to be viewed as a core driver of CMS’ performance and stockholder value creation and, accordingly, was utilized as a component for both the Annual Incentive Plan awards and LTI Awards. Adjusted EPS is a non-GAAP financial measure that represents EPS adjusted to exclude gains or losses on asset sales which have been excluded from adjusted EPS or are greater than or equal to 2% of adjusted EPS; changes in accounting principles resulting from new or revised accounting standards not included in the budget; large restructuring and severance expenses greater than $5 million or equal to $0.01 of EPS; 3rd party costs related to the business optimization initiative, and SAP S/4 Implementation project (greater or equal to $0.01 of EPS); legal and settlement costs or gains related to previously sold assets; regulatory recovery for prior year changes; changes in federal and state tax law (including legacy and Inflation Reduction Act); and unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to NorthStar Clean Energy’s interest expense. See Appendix A for a reconciliation of GAAP EPS to adjusted EPS.
(7)2021 net income includes the proceeds from the sale EnerBank, a one-time event excluded from adjusted EPS.
RECONCILIATION OF COMPENSATION ACTUALLY PAID TO SUMMARY COMPENSATION TABLE TOTAL

Year	Summary Compensation Table Total ($) (1)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (2)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (3)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($) (4)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (5)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (6)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($) (7)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (8)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (9)	Plus Cash Dividends Paid on Outstanding and Unvested Stock Awards During Fiscal Year ($) (10)	Equals Compensation Actually Paid ($)
Rochow
2025	10,534,039	(251)	—	(6,763,239)	6,605,359	(593,554)	—	2,334,204	—	167,863	12,284,421
2024	10,401,409	(261)	—	(6,651,245)	7,945,689	2,701,958	—	1,032,616	—	148,833	15,578,999
2023	9,637,210	(198)	—	(6,033,036)	5,854,300	(139,286)	—	190,377	—	124,102	9,633,469
2022	8,706,194	(107)	—	(5,265,456)	5,158,376	(658,176)	—	203,643	—	81,346	8,225,820
2021	6,871,068	(78)	—	(4,601,980)	5,008,062	237,729	—	182,958	—	48,443	7,746,202
Other NEOs (Average) (11)
2025	2,695,030	—	—	(1,221,347)	1,192,924	(193,806)	—	377,390	—	—	2,850,191
2024	2,768,186	—	—	(1,326,348)	1,584,541	529,072	—	225,752	—	—	3,781,203
2023	2,531,461	—	—	(1,193,957)	1,158,743	(15,596)	—	121,226	—	3,264	2,605,141
2022	2,373,793	—	—	(1,050,573)	1,029,181	(180,464)	—	159,289	—	4,502	2,335,728
2021	2,131,976	—	—	(1,133,217)	1,233,240	205,419	—	145,840	—	4,307	2,587,565
(1)Represents total compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(2)Represents the aggregate change in the actuarial present value of the NEOs' accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(3)Represents the sum of the actuarial present value of the NEOs' benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in our financial statements under GAAP.
(4)Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

CMS ENERGY 2026 PROXY STATEMENT	53

(5)Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(6)Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(7)Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, in the case of performance-based awards, based on actual performance.
(9)Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(10)Represents cash dividends paid or accrued with respect to unvested equity awards during the applicable year.
(11)See footnote 1 of the Pay Versus Performance Table for the NEOs included in the average for each year.
Relationship Between Pay and Performance
We believe the compensation actually paid, as calculated in accordance with SEC disclosure rules, in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee's emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and long-term incentive program, including our adjusted EPS performance.
TSR: CMS versus Peer Group
As shown below, based on a 2020 investment, CMS' five-year cumulative TSR for the period of 2021-2025, for the utilities included within the S&P 500 and S&P 400 midcap indices.
Compensation Actually Paid Versus TSR
The following chart illustrates the relationship of CMS' five-year TSR to the compensation actually paid to the PEO, and the average for the other NEOs.

CMS ENERGY 2026 PROXY STATEMENT	54

Compensation Actually Paid Versus Net Income
Because a significant percentage of compensation is delivered in the form of equity awards with vesting tied to TSR, EPS growth and continued service, our executive compensation program is less impacted by fluctuations in net income. The following chart illustrates the relationship between net income and the compensation actually paid to the PEO and the average for the other NEOs.

CAP vs. Net Income
Compensation Actually Paid ("CAP") $000's
Net Income, Millions
$20,000
$15,000
$10,000
$5,000
$0
$2,000
$1,500
$1,000
$500
$0
$7,746
$2,588
$1,348
$8,226
$2,336
$827
$9,633
$2,605
$877
$15,579
$3,781
$993
$12,285
$2,850
$1,061
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid Versus Adjusted EPS
As discussed above, adjusted EPS is viewed as a core driver of CMS' performance and stockholder valuation creation and, accordingly, was used as a component in both the Annual Incentive and LTI awards. Because the compensation actually paid, as calculated per SEC disclosure rules, is most greatly impacted by stock price fluctuations, the impact of year-over-year fluctuations in adjusted EPS performance has less of an impact on compensation actually paid as compared to stock price performance.

CMS ENERGY 2026 PROXY STATEMENT	55

CAP vs. CMS: Adjusted EPS
Compensation Actually Paid ("CAP") $000's
CMS: Adjusted EPS
$20,000
$15,000
$10,000
$5,000
$0
$6.00
$4.00
$2.00
$0.00
$7,746
$8,226
$9,633
$15,579
$12,285
$2,588
$2,336
$2,605
$3,781
$2,850
$2.65
$2.89
$3.11
$3.34
$3.61
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Adjusted Earnings Per Share

Performance Measures Used to Link Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in the Corporation's assessment represent the most important financial performance measures used by the Corporation to link compensation actually paid to the NEOs for 2025. Please see the Compensation Discussion and Analysis for further information regarding how each of these measures is calculated and how they are used in the Corporation's executive compensation program, including the calculation of GAAP EPS to adjusted EPS for purposes of the Annual Incentive Plan awards and the LTI program. Our 2025 executive compensation program utilized financial metrics and supplemented those metrics in the Annual Incentive Plan with additional metrics tied to our operational performance, with goals relating to employee safety, culture, customer experience, electric reliability, waste elimination from cost reductions and methane emission reductions.
•Adjusted EPS (Annual Incentive)
•Relative EPS growth (LTI program)
•Relative TSR (LTI program)
•Stock price

CMS ENERGY 2026 PROXY STATEMENT	56

PROPOSAL 2:
APPROVE, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are conducting an advisory (non-binding) vote to approve our compensation programs for our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The Compensation Committee did not make any changes to our executive compensation program since the last shareholder vote, which strongly favored the program (approximately 93% and 100% of each of CMS and Consumers votes cast, respectively, were affirmative).
As described in detail under Compensation Discussion and Analysis in this Proxy Statement, the Corporation's NEO compensation program is organized around four principles: (1) align with increasing shareholder and customer value; (2) enable the Corporation to compete for and secure top executive talent; (3) reward measurable results; and (4) be fair and competitive.
We have designed our executive compensation elements based on balance and simplicity to place emphasis on consistent, sustainable and superior absolute and relative performance.
•Base salary is targeted to approximate the median of a Compensation Peer Group, which is made up of companies of similar business profile and size, with adjustments to reflect individual performance and internal considerations.
•Annual incentive awards are based on the achievement of annual goals.
•A majority of our LTI program is delivered through performance-based restricted stock with tenure-based restricted stock representing a minority of LTI at 25%. The performance-based portion is eligible to vest after three years dependent upon our TSR performance and LTI EPS growth, each weighted equally, relative to the Corporation's Performance Peer Group, while the tenure-based portion vests on the third anniversary of the award date.
We annually review all elements of the Corporation's executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices where deemed appropriate for our business and shareholders. As a result, we have:
•a majority of pay in variable elements;
•a majority of variable pay in LTI awards;
•a majority of LTI delivered in performance-based restricted stock;
•all LTI denominated and settled in equity;
•LTI payouts capped at target if three-year absolute total shareholder return performance is not positive;
•a balance of absolute and relative metrics used in annual incentives and LTI;
•stock ownership guidelines for NEOs, which exclude stock options and unvested performance-based restricted stock awards when determining compliance;
•change-in-control agreements that require a double-trigger for the accelerated vesting of equity awards;
•a policy that prohibits hedging and pledging of the Corporation's securities by officers;
•annual reviews of risk within our incentive programs;
•annual reviews of our Compensation Peer Group and Performance Peer Group;
•regular briefings from the Compensation Committee's independent compensation consultant regarding key trends and legislative and regulatory updates;
•no excessive perquisites; no planes, cars, clubs, or financial planning with an annual physical examination being the principal perquisite provided to our executives in 2025;
•no dividends paid on unvested performance-based restricted stock awards; in lieu of dividends, recipients receive additional shares of restricted stock that are contingent on the same performance measures and forfeiture conditions applicable to the underlying restricted stock;
•no employment agreements - our executive agreements are limited to separation and change-in-control agreements with base salary and annual incentive separation amounts not exceeding three times the NEO's base salary and annual incentive amount, with an average of two times; and
•no tax gross-ups - none of our separation or change-in-control agreements contain tax gross-ups.
Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of the NEOs and the compensation philosophy, policies and practices disclosed in this Proxy Statement. For the reasons discussed above, we are

CMS ENERGY 2026 PROXY STATEMENT	57

asking our shareholders to indicate their support for the NEO compensation by voting FOR the following resolution at the Annual Meeting:
RESOLVED: That the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, is APPROVED.
This vote is an advisory vote only, and therefore it will not bind CMS or Consumers, the Board or the Compensation Committee. The vote results will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for CMS or Consumers or the Board. However, we value the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Consistent with the direction of the CMS and Consumers shareholders at the 2025 Annual Meeting of Shareholders, the advisory vote on NEO compensation for CMS and Consumers is held on an annual basis.

The CMS and Consumers Boards recommend that shareholders vote to approve the non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.

CMS ENERGY 2026 PROXY STATEMENT	58

REPORT OF THE AUDIT COMMITTEE
The Audit Committee, comprised solely of independent Directors, assists the Board of Directors in its oversight of the 1) integrity of financial statements; 2) performance of the internal audit function and independent auditors; 3) independent auditor's qualifications and independence; and 4) compliance with applicable legal and regulatory requirements. The Audit Committee has a written charter that complies with New York Stock Exchange requirements. Management has the primary responsibility for the preparation, presentation and accuracy of the consolidated financial statements and the financial reporting process, including the systems of internal controls.
The Audit Committee reviewed and discussed with management the audited consolidated financial statements set forth in CMS' and Consumers' 2025 Annual Report to Shareholders and Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with PricewaterhouseCoopers LLP (“PwC”), who are responsible for performing an independent audit of CMS' and Consumers' financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules.
The Audit Committee has received a report on the quality control procedures of PwC. The Audit Committee has also discussed with management, the internal auditors and PwC the quality and adequacy of CMS' and Consumers' internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed with the internal auditors and PwC their audit plans and audit scope.
The Audit Committee is responsible for the appointment, termination, compensation and oversight of the work of the independent auditor. PwC has served as CMS' and Consumers' independent registered public accountants since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC's lead engagement partner. The Audit Committee has received from PwC the written communications required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and have discussed with PwC their independence from CMS and Consumers. The Audit Committee has discussed with PwC the compatibility of non-audit services with the auditor's independence and has satisfied themselves as to PwC's independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Boards that the audited consolidated financial statements be included in CMS' and Consumers' Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

AUDIT COMMITTEE*
John G. Sznewajs (Chair)
Deborah H. Butler
Ralph Izzo
Suzanne F. Shank
Myrna M. Soto

*Keyes became a member of the Audit Committee as of February 20, 2026 which was subsequent to this report.

CMS ENERGY 2026 PROXY STATEMENT	59

FEES PAID TO THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PwC was the principal independent registered public accounting firm for CMS and Consumers for the years 2025 and 2024. The following table sets forth the aggregate fees, including expenses, for professional services, billed and audit fees expected to be billed by PwC to CMS (consolidated total including Consumers and its subsidiaries) and Consumers (including its subsidiaries), for each of the last two fiscal years.

	CMS		Consumers
	2025	2024	2025	2024
Audit Fees	$6,157,373	$5,523,000	$5,150,656	$4,906,386
Audit-related	312,500	200,000	312,500	—
Tax Fees	—	—	—	—
All Other Fees	12,000	2,000	12,000	2,000
Total Fees	$6,481,873	$5,725,000	$5,475,156	$4,908,386
Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, fees related to the audit of our internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and other attest services. Audit-related fees include fees associated with assistance related to accounting systems and controls. There were no tax services provided during 2025 or 2024. All other fees consist of costs for benchmarking services, research tools and other minor expenses.
The Audit Committee has adopted a policy that requires pre-approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. All of the services performed by the principal independent registered public accounting firm were approved in accordance with the policy in 2025.

CMS ENERGY 2026 PROXY STATEMENT	60

PROPOSAL 3:
RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee's selection of the independent auditor will be submitted to our shareholders for their ratification at the Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committee's selection, the Audit Committee will consider our shareholder views when considering selection of a different independent auditor or the continued retention of the existing auditor for that year.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has selected PwC, independent registered public accounting firm, to audit the consolidated financial statements for the year 2026. PwC has served as our independent registered public accountants since 2007. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of PwC's lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PwC as independent registered public accounting firm is in the best interests of the Corporation and its shareholders. A representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The CMS and Consumers Boards and their Audit Committees recommend a vote to ratify the appointment of the independent registered public accounting firm for 2026.

CMS ENERGY 2026 PROXY STATEMENT	61

PROPOSAL 4:
APPROVE AN AMENDMENT TO THE CMS RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF CMS COMMON STOCK FROM 350 MILLION SHARES TO 700 MILLION SHARES

The CMS Board has unanimously approved and recommends that shareholders approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of CMS Common Stock, par value $.01 per share ("Common Stock"), from 350 million shares to 700 million shares. The authorized number of shares of our preferred stock, par value $.01 per share, will remain at 10 million. Therefore, as a result of the proposed amendment, our total authorized capital stock will increase from 360 million shares to 710 million shares. Specifically, the CMS Board recommends that the first paragraph of Article III of the Corporation's Restated Articles of Incorporation should be amended to read as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 710,000,000, of which 10,000,000 shares, par value $.01 per share, are of a class designated Preferred Stock (“Preferred Stock”), and 700,000,000 shares, par value $.01 per share, are of a class designated Common Stock (“Common Stock”).

As of March 10, 2026, of the 350 million shares of CMS Common Stock authorized for issuance:
•approximately 308 million shares were outstanding;
•approximately 27 million shares were reserved for issuance upon conversion of our outstanding convertible securities;
•approximately 5 million shares were reserved for issuance under our employee benefit and shareholder stock purchase plans; and
•approximately 8 million shares were reserved for issuance under our equity distribution agreement.
Accordingly, there are approximately 2 million authorized shares of CMS Common Stock available for future issuances of any type. The CMS Board believes that it is prudent to approve the proposed increase in authorized Common Stock in order to provide the flexibility necessary to issue additional shares of CMS Common Stock as needed for general corporate purposes. In particular, the proposed increase is requested to make available sufficient shares for possible future stock splits, stock dividends, employee benefit and shareholder stock purchase plans issuances, equity and equity-linked financings, acquisitions and other general corporate purposes.
We do not currently have any specific transaction or plan that requires an increase in the number of authorized shares of CMS Common Stock. Authorized but unissued shares of CMS Common Stock may be issued at such time, for such purposes, and for such consideration as the CMS Board may determine without the requirement of further action by shareholders, except as required by applicable corporate law, stock exchange policies or our Restated Articles of Incorporation.
We have not proposed the increase in the authorized number of shares of CMS Common Stock with the intention of using the additional shares for anti-takeover purposes, although an issuance of additional shares could, in certain circumstances, make an attempt to acquire control of CMS more difficult. We are not at this time aware of any such attempts and we are not proposing this increase in response to any third-party effort to acquire control of CMS.
The adoption of the proposed amendment to the CMS Restated Articles of Incorporation to increase the number of authorized shares of CMS Common Stock from 350 million shares to 700 million requires a majority vote of the outstanding shares of CMS Common Stock. Thereafter, it will become effective upon filing a Certificate of Amendment with the Secretary of State of the State of Michigan, which we would make promptly after the Annual Meeting.

The CMS Board unanimously recommends that CMS shareholders vote to approve the Proposed Amendment to increase the number of authorized shares of CMS Common Stock.

CMS ENERGY 2026 PROXY STATEMENT	62

PROPOSAL 5:
APPROVE AN AMENDMENT TO THE CMS RESTATED ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO CALL A SPECIAL MEETING

Currently, the CMS Restated Articles of Incorporation (“CMS Articles”) state that special meetings of the shareholders may be called only by the Board or the Chairman of the Board. This ensures that the interests of all shareholders are fully protected, particularly minority shareholders. However, the CMS Board has been mindful of the ongoing corporate governance developments and debates regarding the ability of shareholders to call a special meeting and has examined this issue, including the results of last year’s shareholder vote on a non-binding proposal to provide the right for shareholders to call a special meeting at a 10% ownership threshold. The CMS Board, taking into account the recommendation of the Governance Committee, considered the advantages and disadvantages of allowing shareholders to call a special meeting. The CMS Board also considered that, even with the ability of shareholders to call a special meeting, CMS has appropriate safeguards in its governance structure to protect the interests of all shareholders. After balancing these considerations, the CMS Board has determined that it is in the best interests of CMS and its shareholders to amend the CMS Articles to allow shareholders to call a special meeting.
Consequently, the CMS Board recommends that Article V of the CMS Articles be amended to allow shareholders of 10% of the outstanding shares entitled to vote thereon to call a special meeting (“Proposed Amendment”). The text of the Proposed Amendment of Article V, marked to show the changes from the current Article V is as follows:

ARTICLE V

Special meetings of the shareholders may be called ~~only~~ by the Board of Directors, ~~or by~~ the Chairman of the Board, or shareholders entitled to cast at least 10% of the outstanding shares entitled to vote thereon. The procedure to be followed by shareholders in calling a special meeting and the methodology for determining the percentage of votes entitled to be cast by the shareholders seeking to call a special meeting (including without limitation any minimum holding periods or other limitations or conditions) shall be as set forth in the bylaws of the Corporation.

The Proposed Amendment to allow shareholders to call a special meeting will be approved if a majority of the outstanding shares entitled to vote as of the Record Date are voted in favor of the Proposed Amendment. Thereafter, it will become effective upon filing a Certificate of Amendment with the Secretary of State of the State of Michigan, which we would make promptly after the Annual Meeting. If the Proposed Amendment is approved by our shareholders, the CMS Board intends to approve corresponding amendments to our Bylaws. The proposed special meeting Bylaw amendments are contemplated to include customary procedural requirements.

The CMS Board recommends that CMS shareholders vote to approve the Proposed Amendment to allow shareholders to call a special meeting in the CMS Articles of Incorporation.

CMS ENERGY 2026 PROXY STATEMENT	63

PROPOSAL 6:
VOTE ON A SHAREHOLDER PROPOSAL – SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

To Be Voted On By CMS Shareholders Only
This shareholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the beneficial owner of not less than 80 shares of CMS common stock.) The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the Annual Meeting. This proposal and supporting statement are quoted verbatim below, and CMS is not responsible for any inaccuracies contained in them.
The CMS Board has recommended a vote against this proposal. The CMS response is set forth immediately following the proposal.
Shareholder Right to Act by Written Consent
Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any discrimination or restriction based on length of stock ownership). This includes shareholder ability to initiate any appropriate topic for written consent.

Shareholders acting by written consent and calling for a special shareholder meeting are 2 means that shareholders of a company can use to put forth a proposal on a timely basis without waiting for the annual shareholder meeting.

Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when CMS Energy is underperforming.

Now could be a good time for this proposal due to the long-term underperformance of CMS stock. CMS stock was at $69 in 2020 and at only $72 in late 2025 despite a robust stock market. If CMS directors and management know that CMS shareholders can act by written consent they will have a greater incentive to perform.

Challenging news reports regarding CMS emerged in 2025 and it would be easy for shareholders to find similar news reports for 2026.

CMS faces ongoing risks related to the significant expenditures required for the closure of solid waste disposal facilities for coal ash, as well as tightening environmental regulations on carbon emissions.

The company's non-utility segment saw a negative earnings per share (EPS) variance of $0.42 (adjusted, for the first nine months of 2025) due primarily to a planned outage at the Dearborn Industrial Generation facility and increased parent financing costs.

Despite overall positive trends in the broader industry, CMS Energy's stock performance in the 3-months leading up to November 2025 lagged behind industry growth (1.7% increase compared to the industry's 8% growth).

Please vote yes:
Shareholder Right to Act by Written Consent -
Proposal 6

CMS ENERGY 2026 PROXY STATEMENT	64

CMS Board of Directors’ Recommendation Against the Shareholder Proposal and Statement of Opposition
After careful consideration, the CMS Board has concluded that this proposal is not in the best interests of CMS and its shareholders. The CMS Board recommends a vote AGAINST this proposal for the following reasons:
1.CMS has a strong corporate governance framework that promotes CMS Board accountability and protects the interests of all shareholders.
2.CMS has a strong history of long-term performance.
3.Shareholder action by written consent has the potential for misuse.
4.Shareholders should vote on matters at a meeting where all shareholders can participate.
5.CMS has multiple channels for shareholder engagement and communication with the CMS Board to raise matters between annual meetings.
6.Shareholder action by written consent is duplicative of shareholders’ right to call special meetings, but without important protections and advantages afforded by the shareholder meeting process. At the Annual Meeting, shareholders are being asked to approve an amendment to the CMS Amended and Restated Articles of Incorporation to provide shareholders with the right to call special meetings (see Proposal 5).
CMS has a strong corporate governance framework that promotes CMS Board accountability and protects the interests of all shareholders.
The CMS Board and management continually review and monitor governance trends and best practices. The CMS Board believes that CMS’ existing corporate governance framework is in line with best practices and promotes Director accountability while protecting the interests of all shareholders.
As further described in this Proxy Statement, CMS’ corporate governance practices include:
•91% of our Directors are independent
•100% independent Directors on Audit, Compensation, Finance and Governance Committees
•Annual election of all Directors
•Simple majority voting provisions in our Amended and Restated Articles of Incorporation and Bylaws
•Majority voting standard for uncontested Director elections
•Annual advisory say-on-pay
•Independent Directors meet regularly in executive sessions
•Strong Board and management succession planning process
•Robust stock ownership guidelines for Directors and executive officers
•Policy prohibiting Directors and officers from pledging or hedging our stock
•Proxy access bylaws
•Proactive shareholder engagement
•Annual Board and Committee Self-evaluations
•Individual Director peer evaluation
•Chairman of the Board is independent and separate from the CEO
•Amending our Amended and Restated Articles of Incorporation to provide shareholders the right to call special meetings (subject to shareholder approval at the Annual Meeting)
Taken together, these practices provide shareholders with meaningful rights and effective oversight mechanisms without the risks associated with shareholder action by written consent.
CMS has a strong history of long-term performance.
Contrary to the assertions in the proponent’s supporting statement, CMS has delivered consistent long-term performance. CMS has increased its dividend for 20 consecutive years, reflecting a sustained commitment and execution of CMS’ strategy. In addition, CMS has reported strong financial results for 23 consecutive years, demonstrating resilience across economic and industry cycles.

CMS ENERGY 2026 PROXY STATEMENT	65

Shareholder action by written consent has the potential for misuse.
The written consent process does not guarantee that all shareholders are informed of the proposed action or can meaningfully participate in the decisions to the same extent as in a shareholder meeting. The proposal does not impose any ownership requirements on the shareholders soliciting written consent and, as a result, could be initiated by a single shareholder holding a very small number of shares which could require CMS to dedicate a significant amount of time and corporate resources to this single shareholder at the expense of the broader shareholder base. In contrast, CMS’s proposed special meeting right requires a 10% ownership threshold for shareholders seeking to initiate the special meeting process, protecting all shareholders by requiring a meaningful ownership of CMS stock before requiring CMS to initiate the process.
Written consent rights of the type proposed may also encourage accumulation of short-term share ownership by a small group of investors (including those who accumulate a short-term voting position through borrowed shares) to advance a special agenda that may not align with the long-term best interests of CMS and its shareholders. The CMS Board believes that disallowing action by written consent protects CMS against waste of corporate resources and disruption associated with convening any unnecessary costs.
Shareholders should vote on matters at a meeting where all shareholders can participate.
The CMS Board believes that a shareholder meeting (whether an annual meeting or a special meeting) better serves shareholders’ interests than action by written consent as it is an inherently more structured and transparent process and helps to ensure the accuracy and completeness of information presented to all shareholders for their consideration. The CMS Board believes that every shareholder’s vote is important and deserves consideration. Any action taken by written consent could prevent all shareholders from having an opportunity to deliberate, and to consider arguments for and against any action, including CMS’ position. During a meeting, shareholders have the ability to ask questions and may change their vote.
In addition, a shareholder seeking action by written consent may attempt to solicit the fewest possible shareholders to take action, rather than seeking input from all shareholders, and may rely on consents obtained from some shareholders before other shareholders have had the ability to evaluate a proposal and vote. As a result, some shareholders may not even be aware of the proposed action until after the written consent process.
All communications regarding proposed actions to be taken at a meeting of shareholders are governed by SEC rules that require fair and timely disclosure. Accordingly, complete and accountable information about any proposed shareholder action is broadly distributed in advance of the meeting through proxy statement materials.
Permitting shareholder action by written consent could also lead to confusion and disruption, with potentially multiple, and even conflicting, written consent solicitations by different shareholder groups at the same time.
CMS has multiple channels for shareholder engagement and communication with the CMS Board to raise matters between annual meetings.
As part of its overall corporate governance framework, CMS has an ongoing outreach program to develop and maintain communication with its investors. We value these discussions and the CMS Board considers relevant investor feedback. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance and sustainability matters and to share its perspective on business and industry developments. As further described in this Proxy Statement, shareholders may also contact the CMS Board, any committee, the independent Directors as a group or an individual Director, including the Chairman or Presiding Director, with any inquiry or issue. Additionally, once Proxy Materials are distributed, shareholders may submit questions on the voting website prior to the Annual Meeting and during the Annual Meeting. Through all of these channels, CMS receives shareholder input, provides additional information, and addresses questions regarding corporate strategy, executive compensation programs, corporate governance, and other topics of interest to shareholders.
Shareholder action by written consent is duplicative of shareholders’ right to call special meetings, but without important protections and advantages afforded by the shareholder meeting process.
A right to act by written consent is one way for shareholders to take action between shareholder meetings, but it is duplicative of the right to call a special meeting and inferior to the shareholder meeting process, as described above. The CMS Board has recommended shareholders vote for Proposal 5, which is an amendment to the CMS Amended and Restated Articles of Incorporation to allow shareholders of 10% of CMS common stock to call a special shareholder meeting. The proposed 10% stock ownership threshold is lower than the most common threshold amount of S&P 500 companies that provide the right for shareholders to call a special meeting, providing a meaningful and orderly pathway for minority shareholders to bring important matters to the attention of all shareholders through the special meeting process.
Conclusion
In summary, the CMS Board has determined that the adoption of the shareholder right to act by written consent requested by the shareholder proposal is not in the best interests of CMS and its shareholders at this time. The CMS Board believes that CMS’ existing corporate governance promotes accountability, protects shareholder interests and provides shareholders with

CMS ENERGY 2026 PROXY STATEMENT	66

meaningful ways to raise their concerns, such that implementing this proposal is unnecessary and unwarranted. Furthermore, the CMS Board believes that the shareholder right to act by written consent as requested in the proposal is potentially costly, wasteful, unnecessary and an imprudent use of CMS’ time and resources.

The CMS Board recommends a vote AGAINST the shareholder proposal: shareholder right to act by written consent.

CMS ENERGY 2026 PROXY STATEMENT	67

2027 PROXY STATEMENT INFORMATION
Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in our 2027 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before November 26, 2026.
CMS' and Consumers' Bylaws provide that in order for a shareholder to propose business or nominate persons for election to the Board at an annual meeting that will not be included in the proxy statement for that annual meeting, written notice containing the information required by our Bylaws must be delivered to the Corporate Secretary no later than 60 days nor earlier than 90 days before the anniversary of the prior year’s annual meeting, that is, not earlier than February 7, 2027 but no later than March 9, 2027 for the 2027 Annual Meeting. Any matter must comply with our Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than CMS' and Consumers’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2027.
CMS' Bylaws also permit a shareholder, or a group of up to 20 shareholders, who have owned continuously for at least three years a significant amount of the outstanding shares of CMS common stock (at least three percent) to submit Director nominees (not greater than two or 20% of the Board) for inclusion in its proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements in CMS' Bylaws. Notice of proxy access Director nominees must be received by CMS' Corporate Secretary no less than 120 days nor more than 150 days prior to the anniversary of the date the Corporation mailed its proxy statement for the prior year’s annual meeting, that is after October 27, 2026 but no later than November 26, 2026 for the 2027 Annual Meeting.
Shareholder proposals and nominations should be addressed to: Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201.

CMS ENERGY 2026 PROXY STATEMENT	68

GENERAL INFORMATION
What are the Proxy Materials?
The Proxy Materials include:
•this Proxy Statement and
•the Annual Report to Shareholders, which includes the Form 10-K with our consolidated financial statements and accompanying notes for the year ended December 31, 2025.
If you received the Proxy Materials by mail, they also include a proxy card or voter instruction form for use in connection with the Annual Meeting. We are releasing these Proxy Materials to shareholders on or about March 26, 2026.
What matters are up for a vote at the Annual Meeting, how are they counted and what are their requirements?
The table below shows the voting options, voting standards and effect of abstentions, withhold votes and broker non-votes for each proposal to be presented at the Annual Meeting.

	Proposal	Voting Options	CMS Voting Standard	Consumers Voting Standard	Abstentions/Withhold (1)	Broker Non-Votes (1)
1.	Elect the Director Nominees Named in this Proxy Statement to the Board of Directors	CMS: For, Against, Abstain Consumers: For, Withhold	Majority of votes cast for each Director	Plurality of shares voted (2)	No Effect	No Effect
2.	Approve, on an Advisory Basis, Executive Compensation	For, Against, Abstain	Majority of votes cast	Majority of votes cast	No Effect	No Effect
3.	Ratify Independent Registered Public Accounting Firm	For, Against, Abstain	Majority of votes cast	Majority of votes cast	No Effect	Not Applicable (3)
4.	Approve an Amendment to the CMS Restated Articles of Incorporation Increasing the Number of Authorized Shares of CMS Common Stock from 350 Million Shares to 700 Million Shares	CMS: For, Against, Abstain Consumers: Not Applicable	Majority of outstanding shares entitled to vote	Not Applicable	Same as Vote Against	Not Applicable (3)
5.	Approve an Amendment to the CMS Restated Articles of Incorporation to Allow Shareholders to Call a Special Meeting	CMS: For, Against, Abstain Consumers Not Applicable	Majority of outstanding shares entitled to vote	Not Applicable	Same as Vote Against	Same as Vote Against
6.	Vote on a Shareholder Proposal: Shareholder Right to Act by Written Consent, if Properly Presented	CMS: For, Against, Abstain Consumers: Not Applicable	Majority of votes cast	Not Applicable	No Effect	No Effect
(1)Abstentions, withhold votes and broker discretionary votes are counted toward establishing a quorum.
(2)Holders of Consumers' preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of Directors. Please see "Who is entitled to vote?" below.
(3)This is considered to be a routine matter and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal. This is not the case for any of the other Proposals since they are considered to be "non-routine" matters and a "broker non-vote" will occur as to such matters if your shares are otherwise voted on another proposal presented at the Annual Meeting.
We are not aware of any other matters to be presented at the Annual Meeting. However, if any other matters (including matters incident to the conduct of the meeting) are properly presented at the meeting, it is intended that the holders of the proxies will vote in their discretion.
Why did I receive a Notice of Availability of Proxy Materials?
To reduce the environmental impact of our Annual Meeting, we are providing the Proxy Materials over the Internet. As a result, we are sending many of our shareholders a Notice of Availability instead of a paper copy of the Proxy Materials. All

CMS ENERGY 2026 PROXY STATEMENT	69

shareholders receiving the Notice of Availability may access the Proxy Materials over the Internet and request a paper copy by mail. Instructions on how to access the Proxy Materials, vote online and request a paper copy can be found in the Notice of Availability. The Notice of Availability also contains instructions on how to request delivery of Proxy Materials in paper form or electronically on an ongoing basis.
How can I access the Proxy Materials electronically or sign up for electronic delivery?
All shareholders can view, search and print the Proxy Materials at cmsenergy.com/investor-relations/corporate-overview/default.aspx.
If you are a shareholder of record and you received printed Proxy Materials, you may elect to receive future Proxy Materials electronically. To do so you must enroll online at proxyvote.com. If you consent to receive Proxy Materials electronically, you will receive an e-mail notification when they become available. Your enrollment will be effective until revoked.
This electronic option allows you to:
•gain faster access to Proxy Materials;
•reduce the amount of mail you receive; and
•help reduce the costs of our Annual Meeting.
If your shares are held in street name you should contact your brokerage firm, bank or other nominee and inquire about their electronic delivery options.
Who is entitled to vote?
Shareholders as of the close of business on the record date, March 10, 2026, are entitled to vote at the Annual Meetings. As of the record date, CMS’ outstanding securities entitled to vote consisted of 307,996,655 shares of CMS common stock. Each share is entitled to one vote on each matter presented at the CMS Annual Meeting.
As of the record date, Consumers' outstanding securities entitled to vote consisted of 84,108,789 shares of common stock held by CMS and 373,148 shares of preferred stock held by the public. Holders of Consumers’ preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of Directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of Directors to be elected, and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.
A list of CMS and Consumers shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting for examination by any shareholder at virtualshareholdermeeting.com/CMS2026 and virtualshareholdermeeting.com/CMSPB2026. Your confidential vote is received and tabulated by an independent inspector of election. Your vote will not be disclosed except as required by law or in other limited circumstances.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered a shareholder of record for those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.”
How do I vote?
You can ensure that your shares are voted at the Annual Meeting by submitting your vote by Internet (the instructions are found on your proxy card, voting instruction form or Notice of Availability). If you received your Proxy Materials by mail, you can also vote by telephone or complete and return your proxy card or voting instruction form by mail. Even if you vote by one of these methods, you can still attend and electronically vote at the Annual Meeting.
If your shares are held in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should provide a voting instruction form for you to use in directing it how to vote your shares.
What if I do not indicate my voting preference on my proxy?
If your shares are voted by proxy, the shares will be voted as you instruct. If you sign and properly submit your proxy, but do not give any specific voting instructions, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the Annual Meeting.
Can I change my vote after I have voted or can I revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy at any time prior to the Annual Meeting by:
•providing another signed proxy that is dated later than the vote you want to change;

CMS ENERGY 2026 PROXY STATEMENT	70

•voting by telephone or Internet and recording a different vote; or
•attending and electronically voting at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
To constitute a quorum and transact business, shareholders of a majority of the outstanding shares entitled to vote must be present in person or by proxy at each of the Annual Meetings.
What does it mean if I get more than one set of Proxy Materials?
You may receive multiple copies of Proxy Materials if your shares are registered differently (i.e., trust, joint, name spelling variation, etc.) and/or if they are in more than one account (i.e., brokerage firm, bank, transfer agent, etc.). If you wish to consolidate accounts, please contact Equiniti Trust Company at 1-855-598-2714. Please vote all of the proxies that you receive and consider consolidating accounts.
If your household receives multiple copies of the Proxy Materials or Notice of Availability, you may authorize us to discontinue duplicate mailings in the future by electing the option when you vote, see “What is “householding” and how does it affect me?” below for additional householding information.
If your shares are held in street name and you are receiving multiple sets of the Proxy Materials and wish to consolidate accounts, please contact your brokerage firm, bank or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure called “householding” which has been approved by the SEC. Householding is intended to reduce the volume of duplicate information received by a household and the cost of preparing and mailing duplicate information. Under this procedure, we are permitted to mail only one Notice of Availability or one set of Proxy Materials to multiple shareholders who share an address and who have consented to or have received prior notice of our intent to do so, so long as we have not received contrary instructions from one or more such shareholders. Consent for householding will remain in effect until revoked.
To resume the mailing of individual copies of future Proxy Materials or Notice of Availability and revoke your consent to householding, submit a written request to Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717, or make a request by telephone to 1-866-540-7095. If you participate in householding and wish to receive separate Proxy Materials or Notices of Availability, we will promptly mail a copy if you notify us by making a written request to our Shareowner Services Department at One Energy Plaza, Jackson, Michigan 49201, or making a request by telephone to 1-517-788-1576.
If your shares are held in street name, you can request information about householding by contacting your brokerage firm, bank or other nominee.
Who conducts the proxy solicitation and how much will it cost?
We are requesting your proxy for the Annual Meeting and will pay the costs of requesting shareholder proxies. Proxies may be solicited by Directors, officers and other employees, personally or by telephone, Internet or mail, none of whom will receive compensation for their solicitation efforts. We have arranged for D.F. King to solicit proxies for a fee of $16,000, plus expenses and disbursements. We will pay all proxy solicitation costs. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding Proxy Materials to beneficial owners of CMS and Consumers stock.
How can I attend the Virtual Annual Meeting?
Our Annual Meeting will be a virtual meeting. There will be no physical meeting location; the meeting will be conducted via webcast. The virtual meeting increases attendance by providing Annual Meeting access to all of our shareholders, regardless of where they live. Additionally, in-line with CE Way and our use of Lean strategies, the virtual meeting format eliminates waste and reduces costs associated with hosting an in-person meeting. The virtual meeting also provides opportunities to reduce carbon emissions related to travel for in-person meetings.
Any shareholder as of March 10, 2026 may participate in the Annual Meeting by logging in at virtualshareholdermeeting.com/CMS2026 for CMS shareholders and virtualshareholdermeeting.com/CMSPB2026 for Consumers shareholders. You must enter the control number found on your proxy card, voting instruction form or the Notice of Availability you previously received. If you misplaced your control number, or are not a shareholder, you may access the Annual Meeting by logging in as a guest, but you will not be able to vote, ask questions or inspect the list of shareholders.
We encourage you to log in to the Annual Meeting website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting start time. If you experience technical difficulties, please contact the technical support telephone number on the Annual Meeting log-in page.
Shareholders may vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Proxy Materials for the Annual Meeting or electronically vote during the Annual Meeting by following the instructions available on

CMS ENERGY 2026 PROXY STATEMENT	71

the applicable meeting website during the Annual Meeting. During the meeting, shareholder attendees will be able to inspect the list of shareholders.
How can I ask a question before or during the Annual Meeting?
Shareholders can ask questions prior to the meeting by visiting proxyvote.com. This allows all shareholders the opportunity to ask questions, regardless of whether they can attend the meeting and allows us to provide thoughtful responses to each question asked. Additionally, during the Annual Meeting, shareholder attendees will be able to submit questions. Responses to all appropriate questions will be posted on our website as soon as practicable after questions are received, addressed by Rochow during the Annual Meeting, and/or posted on our website no later than a week after the Annual Meeting.
Cautionary Note Regarding Forward-Looking Information
This Proxy Statement contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding our sustainability goals and DE&I commitments. The use of “anticipates,” “assumes,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “might,” “objectives,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will” and other similar words is intended to identify forward-looking statements that involve risk and uncertainty. These forward-looking statements are subject to various factors that could cause CMS' and Consumers' actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS and Consumers' Annual Report on Form 10-K for the year ended December 31, 2025 as updated in subsequent reports we file with the SEC. CMS and Consumers have no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.

CMS ENERGY 2026 PROXY STATEMENT	72

APPENDIX A:
SUPPLEMENTAL INFORMATION FOR THE COMPENSATION DISCUSSION AND ANALYSIS —
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) RECONCILIATIONS
CMS - Reconciliation of GAAP Earnings Per Share (“EPS”) to Annual Incentive Plan EPS

	2023	2024	2025
EPS Reported — GAAP basis	—	—	—
EPS from Continuing Operations Reported - GAAP basis	$3.01	$3.33	$3.53
Exclude (income)/loss items:
Large restructuring and severance expenses greater than $5 million	0.13	0.01	—
Tax Impact	(0.03)	*	—
Legal/settlement costs or gains related to previously sold assets	—	—	*
Tax Impact	—	—	—
Federal and State Tax Law	—	—	0.04
Tax Impact	—	—	—
Business Optimization and S/4 Implementation	—	—	0.04
Tax Impact	—	—	—

Total Exclusions	0.10	0.01	0.08

Annual Incentive EPS	$3.11	$3.34	$3.61
*    Less than 1∕2 cent

CMS ENERGY 2026 PROXY STATEMENT	A-I

CMS - Reconciliation of GAAP EPS to LTI EPS

	2023	2024	2025
EPS Reported — GAAP basis	—	—	—
EPS from Continuing Operations Reported - GAAP basis	3.01	3.33	3.53
Exclude (income)/loss items:
Large restructuring and severance expenses greater than $5 million	0.13	0.01	—
Tax Impact	(0.03)	*	—
Legal/settlement costs or gains related to previously sold assets	—	—	*
Tax Impact	—	—	—
Federal and State Tax Law	—	—	0.04
Tax Impact	—	—	—
Regulatory Disallowance	—	—	—
Tax Impact	—	—	—
Business Optimization and S/4 Implementation	—	—	0.04
Tax Impact	—	—	—

Total Exclusions	0.10	0.01	0.08

LTI EPS	$3.11	$3.34	$3.61
*    Less than 1∕2 cent
Management views adjusted EPS as a key measure of our present operating financial performance and uses adjusted EPS for external communications with analysts and investors. Internally, we use adjusted EPS to measure and assess performance.

CMS ENERGY 2026 PROXY STATEMENT	A-II

CMS ENERGY

CMS ENERGY CORPORATION
ONE ENERGY PLAZA
JACKSON, MI 49201
ATTN: SHAREOWNER SERVICES, EP11-450

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88576-P47776

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CMS ENERGY CORPORATION

The Board of Directors recommends a vote FOR the following proposal:

1. ELECTION OF DIRECTORS

Nominees:

	For	Against	Abstain
1a. Deborah H. Butler	☐	☐	☐
1b. Ralph Izzo	☐	☐	☐
1c. Richard P. Keyes	☐	☐	☐
1d. Diane Leopold	☐	☐	☐
1e. Garrick J. Rochow	☐	☐	☐
1f. John G. Russell	☐	☐	☐
1g. Suzanne F. Shank	☐	☐	☐
1h. Myrna M. Soto	☐	☐	☐
1i. John G. Sznewajs	☐	☐	☐
1j. Ronald J. Tanski	☐	☐	☐
1k. Laura H. Wright	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:	For	Against	Abstain
2. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. Ratify the appointment of independent registered public accounting firm (PricewaterhouseCoopers LLP).	☐	☐	☐
4. Approve an Amendment to the Restated Articles of Incorporation Increasing the Number of Authorized Shares of Common Stock from 350 Million Shares to 700 Million Shares.	☐	☐	☐
5. Approve an Amendment to the Restated Articles of Incorporation to Allow Shareholders to Call a Special Meeting.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal:	For	Against	Abstain
6. Vote on a Shareholder Proposal: Shareholder Right to Act by Written Consent.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Thank you for being a shareholder.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 10, 2026

Date: May 8, 2026 **Time:** 9:45 a.m. ET

Location: Meeting via internet-please visit www.virtualshareholdermeeting.com/CMS2026.

The company will be hosting the meeting via the internet this year. To attend the meeting via the internet please visit www.virtualshareholdermeeting.com/CMS2026 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the reverse side of this proxy card).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88577-P47776

CMS ENERGY CORPORATION
Annual Meeting of Shareholders
May 8, 2026 9:45 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned appoints JOHN G. RUSSELL, GARRICK J. ROCHOW and MELISSA M. GLEESPEN, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of CMS Energy Corporation to be held virtually at www.virtualshareholdermeeting.com/CMS2026, at 9:45 a.m. Eastern Time on May 8, 2026 and at any postponement(s) or adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified.

IF THIS PROXY IS RETURNED SIGNED BUT NOT FULLY - COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL UNCOMPLETED PROPOSALS.

IF YOU CANNOT VOTE BY TELEPHONE OR INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE.

Continued and to be signed on reverse side